As filed with the Securities and Exchange Commission on December 22, 1997
                                                       Registration No. 333-860
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 to
                                FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BALTIC INTERNATIONAL USA, INC.
           (Exact name of Registrant as specified in its charter)
   TEXAS                              4511                          76-0336843
  (State or other jurisdiction of   (Primary Standard Industrial   (IRS Employer
   incorporation or organization)    Classification Code Number)  Identification
                                                                      Number)

     1990 Post Oak Blvd., Suite 1630            Robert L. Knauss
     Houston, Texas 77056-3813                  Baltic International USA, Inc.
     (713) 961-9299                             1990 Post Oak Blvd., Suite 1630
     (Address, including zip code, and          Houston, Texas 77056-3813
     telephone number, including                (713) 961-9299
     area code, of registrant's             (Name, address, including zip code,
     principal executive offices)             and telephone number, including
                                              area code, of agent for service)
                                   COPY TO:
                          Norman T. Reynolds, Esq.
                          Bowersox, Herron & Williamson, L.L.P.
                          5005 Riverway, Suite 160
                          Houston, Texas 77056
                          Phone (281) 820-5050

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                                     CALCULATION OF REGISTRATION FEE

                                                   Proposed       Proposed
                                                   Maximum        Maximum
     Title of Each Class of         Amount         Offering       Aggregate     Amount of
     Securities To Be               Being          Price Per      Offering      Registration
     Registered                     Registered     Share (1)      Price (1)     Fee
Shares Underlying Public Warrants    399,975      $6.000          $2,399,850          (2)
Shares Underlying Public Options     769,700       0.689             530,702          (3)
Shares to be Issued                  119,175       0.422              50,277          17

Common Stock to be Resold (4):
   Shares Outstanding              9,048,388       0.367 (5)       3,322,455       1,146
   Shares to be Issued               119,175       0.422              50,277          17
   Shares Underlying Preferred
     Stock                         1,322,579       0.930           1,230,000           -
   Shares Underlying Resale
     Warrants                      9,515,870       0.695           6,609,226       2,279
   Shares Underlying Resale
     Options                         302,666       1.000             302,583         104
   TOTAL                          21,597,528           -         $14,495,370      $3,563 (6)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)     The shares underlying Public Warrants were registered effective
April 26, 1994 under registration statement 33-74654-D. A filing fee of $951.73 was previously paid.
(3) The shares underlying Public Options were registered effective March 6, 1995 and December 2, 1997 under registration statements 33-90030 and 333-
1210, respectively.  Filing fees of $1,299 were previously paid.
(4) Common Stock to be Resold includes shares of Common Stock underlying certain outstanding securities which are exercisable for or convertible into shares of Common Stock which have not yet been exercised or converted.
(5) Based on the average of the high and low price per share of Common Stock as reported by Nasdaq on December 17, 1997.
(6)  A filing fee of $2,000.00 was previously paid.

     Use of a combined prospectus is permitted pursuant to Rule 429(a), and this Prospectus shall be deemed to constitute compliance with the undertakings set forth in registration statements 33-74654-D and 33-90030.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                        BALTIC INTERNATIONAL USA, INC.
                              Cross-Reference Sheet
                    showing location in the Prospectus of
                  Information Required by Items of Form SB-2

Form SB-2 Item Number and Caption                       Location In Prospectus
 1.  Front of Registration Statement and
     Outside Front Cover of Prospectus               Outside Front Cover Page
 2.  Inside Front and Outside Back Cover
     Pages of Prospectus                             Inside Front Cover Page;
                                                     Outside Back Cover Page
 3.  Summary Information and Risk Factors            Prospectus Summary; Risk
                                                     Factors; The Company
 4.  Use of Proceeds                                 Use of Proceeds
 5.  Determination of Offering Price                 Outside Front Cover Page;
                                                     Risk Factors
 6.  Dilution                                        *
 7.  Selling Security-Holders                        Plan of Distribution and
                                                     Selling Shareholders
 8.  Plan of Distribution                            Plan of Distribution and
                                                     Selling Shareholders
 9.  Legal Proceedings                               *
10.  Directors, Executive Officers, Promoters
     and Control Persons                             The Company; Management -
                                                     Executive Officers and
                                                     Directors
11.  Security Ownership of Certain Beneficial
     Owners and Management                           Principal Shareholders
12.  Description of Securities                       Description of Securities
13.  Interest of Named Experts and Counsel           *
14.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities                                     *
15.  Organization Within Last Five Years             The Company
16.  Description of Business                         Business
17.  Management's Discussion and Analysis
     or Plan of Operation                            Management's Discussion and
                                                     Analysis of Financial
                                                     Condition and Results of
                                                     Operations
18.  Description of Property                         Business
19.  Certain Relationships and Related
     Transactions                                    Management - Certain
                                                     Transactions
20.  Market for Common Equity and Related
     Stockholder Matters                             Risk Factors; Price Range
                                                     of Common Stock and
                                                     Dividend Policy;
                                                     Description of Securities
21.  Executive Compensation                          Management - Executive
                                                     Compensation
22.  Financial Statements                            Financial Statements
23.  Changes in and Disagreements with
     Accountants on Accounting and Financial
     Disclosure                                      *
_____________________________
(*)     None or Not Applicable

                    SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997
                           Baltic International USA, Inc.
                    Issuance of 1,288,850 Shares of Common Stock
                     Resale of 20,308,678 Shares of Common Stock

     This Prospectus relates to the issuance by Baltic International USA, Inc. ("Company") to related and unrelated parties of an aggregate of 1,288,850 shares of the Company's Common Stock, $.01 par value ("Common Stock"). Of the 1,288,850 shares to be issued by the Company, (i) 769,700 shares are to be issued upon the exercise of outstanding public options ("Public Options") which are exercisable at prices ranging from $0.40625 to $1.375 per share which expire on various dates from December 2000 to December 2001, and (ii) 119,175 shares to be issued by the Company for services to be rendered which vest in August 1999, (iii) 399,975 shares are to be issued upon the exercise of outstanding public warrants ("Public Warrants") which are exercisable for $6.00 per share and expire on April 26, 1998. The Public Warrants may be redeemed by the Company at $.05 per Public Warrant, on not less than 30 days' nor more than
60 days' written notice, if the average of the last sales price of the Common Stock for a period of 30 consecutive trading days equals or exceeds $10.00 per share, subject to adjustment, provided that such notice is mailed not later than 20 days after the end of such period.  This Prospectus also relates to the resale of 20,308,678 shares of Common Stock which may be sold by the holders thereof ("Selling Shareholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares to be resold include (i) 9,048,388 shares issued and outstanding;
(ii) 9,515,870 shares underlying outstanding warrants ("Resale Warrants") exercisable at prices ranging from $0.4375 to $2.40 per share which expire on various dates from August 1998 to September 2002; (iii) 302,666 shares underlying outstanding options ("Resale Options") exercisable at prices ranging from $0.50 to $1.125 per share which expire on various dates from September 1999 to October 1999; (iv) 1,322,579 shares underlying outstanding shares of the Company's Convertible Redeemable Series A Preferred Stock
("Series A Preferred Stock") convertible at a current conversion price of
$0.93 per share; and (v) 119,175 shares to be issued by the Company for services to be rendered which vest in February 1998. See "Management-Stock Options," "-Certain Transactions," "Description of Securities" and "Plan of Distribution and Selling Shareholders." Shares offered by the Selling Shareholders may be sold in unsolicited ordinary brokerage transactions or privately negotiated transactions between the Selling Shareholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. The shares to be issued by the Company upon exercise of the Public Options and Public Warrants are being offered on a "best-efforts, no minimum" basis. The Company will retain all proceeds from the exercise of the Public Options and Public Warrants, regardless of the number exercised. Such proceeds (approximately $2.7 million) will be used for working capital and general corporate purposes. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders. The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "BISA." On December 17, 1997, the last sales price of the Common Stock as reported by Nasdaq was $0.375.
     ___________________________
          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
             A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY
           ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.
                         SEE "RISK FACTORS" ON PAGE 6.
                          ___________________________
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997

                             TABLE OF CONTENTS
                                                                      Page

Available Information                                                   2
Prospectus Summary                                                      3
Risk Factors                                                            6
Use of Proceeds                                                        11
Price Range of Common Stock and Dividend Policy                        11
Capitalization                                                         12
Management's Discussion and Analysis of Financial Condition
   and Results of Operations                                           13
Business                                                               19
Management                                                             24
Principal Shareholders                                                 31
Description of Securities                                              32
Plan of Distribution and Selling Shareholders                          36
Legal Matters                                                          41
Experts                                                                41
Index to Financial Statements                                         F-1

     No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby, or an offer to sell or a solicitation of an offer to buy any securities offered hereby to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the date hereof or that the information in this Prospectus is correct as of any time subsequent to the date as of which such information is furnished.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files periodic reports, proxy materials and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy materials and other information are available for inspection at, and copies of such materials may be obtained upon payment of the fees prescribed therefor by the Commission from the Commission at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048, and 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661.

     The Company has filed a registration statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act") with respect to the securities being registered. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission or may be examined, without charge, at the public reference facilities of the Commission.


                              PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the caption "Risk Factors." Unless otherwise indicated, all monetary amounts have been expressed in U.S. dollars.

     The Company

     Baltic International USA, Inc. (the "Company") is a Texas corporation which provides and has provided capital, management, and technical services to start-up and established private companies located primarily in the Baltic Republics of Latvia and Lithuania. In most instances, the Company is directly involved in management, and in all instances assists in allocation of capital either directly from BIUSA or through the investment of third parties. BIUSA has not taken significant profits, or management fees from these investments. Value is being created to a point where the Company's subsidiaries and joint operations become independent through a separate third party financing or sale to a third party. The Company provides freight marketing services through Baltic World Air Freight ("BWAF"), a wholly owned Latvian limited liability company based in Riga. The Company provides food distribution services through American Distributing Company ("ADC"), a wholly owned Latvian limited liability company.

     In 1992, the Company developed Baltic International Airlines ("BIA") - the first independent airline in the former Soviet Union. In October 1995, BIUSA sold the scheduled passenger service operations of its 49% interest in BIA, to the newly created national airline of Latvia, Air Baltic Corporation ("Air Baltic"). Air Baltic is owned 51.07% by the Republic of Latvia, 28.51% by Scandinavian Airlines System ("SAS"), 8.02% by the Company, 6.2% by SwedFund International AB and 6.2% by Investeringsfonden. SAS is the operator of this airline.

     In February 1996, the Company formed AIRO Catering Services ("AIRO") with TOPflight AB ("TOPflight"). TOPflight operates kitchens in Malmo, Gothenburg and Stockholm, Sweden. In this joint operation, the Company contributed its management and operational expertise, its partial interest in Riga Catering Services ("RCS"), market knowledge, knowledge of the regional customer base and labor force for a 51% interest, while TOPflight contributed its technical experience in building in-flight kitchens and its partial interest in RCS for a 49% interest. AIRO currently operates RCS in Riga, which was started by BIUSA, and caters all carriers which serve Riga International Airport including SAS, Lufthansa and Air Baltic. AIRO has finalized a contract to open an in-flight catering kitchen in Kiev, Ukraine. The contract gives a 20-year lease to AIRO with at least five years exclusivity. This kitchen should be open in early 1998. AIRO is in discussion with relevant airport authorities to open additional kitchens during 1998.

     In April 1997, LSG Lufthansa Services/Sky Chefs ("LSG") purchased a 51% interest in TOPflight. In December 1997, the Company entered into a share purchase and shareholder agreement with LSG. The primary purpose of the agreement is to identify AIRO as the vehicle for the development of new LSG in-flight kitchens in Eastern Europe and the Republics of the former Soviet Union. Under the agreement, the Company sold 5% of its 51% ownership of AIRO to LSG in return for the LSG commitments and $600,000 in cash. Following the share purchase, the Company controls 46% of AIRO and LSG controls 54%. The agreement provides that the Company will remain as the day-to-day operating partner of AIRO, and AIRO will become part of the worldwide network of LSG in all aspects consistent with other LSG in-flight catering operations.

     On April 2, 1996, the catering operations of Baltic Catering Services ("BCS") were acquired by Riga Catering Services ("RCS"), previously owned by TOPflight, in exchange for shares in RCS. RCS is currently owned 37.82% by AIRO, 20.68% by the Company and 41.5% by the principals of the Company's partner in BCS. The business of BCS after the transfer of the catering business to RCS is primarily the operation of the restaurant in the Riga Airport. BCS is owned 50% by the Company and 50% by ARVO, Ltd., a Latvian limited liability company.

     The Company currently owns a 49% interest in BIA. BIA currently has no substantive operations. The Company believes that maintaining BIA's airline certification and maintaining the goodwill of BIA's debtors is beneficial to BIUSA.

     The Company has a 2.6% interest in Lithuanian Aircraft Maintenance Corporation ("LAMCO"), which was formed as a venture with the Lithuanian government. The long-term plan of the Company is to develop an aircraft maintenance base in Siauliai, Lithuania. BIUSA has the opportunity to increase its share interest to 50%. LAMCO will continue to be in a development phase in 1997 and 1998, and no significant revenues are expected.

     The Company will continue to use its high level contacts to increase its focus and to form and operate ventures in the Baltic States, Eastern Europe and the Commonwealth of Independent States ("CIS"). Management believes that there are many low cost opportunities due to the general underdeveloped nature of the marketplace and the need for essential services in the region, such as air transportation and aviation-related services. An opportunity exists for the Company to utilize its expertise to establish business opportunities to take advantage of existing market conditions.

     Members of the Company's Board of Directors have substantial experience in business dealings with officials, practices and customs in the former Soviet Union and Asia. Robert Knauss and Paul Gregory have served as consultants and advisors to the former Soviet Union and Russian government; Juris Padegs has been involved in international investments for over 25 years; and Homi Davier has participated in the start-up and management of the national aviation company of Oman and the Middle Eastern operations of the national aviation company of Bangladesh, and has extensive experience in the travel agency industry.

     The Company was incorporated in Texas in March 1991. Unless otherwise indicated, references to the Company include its interests in BIA, Air Baltic, BWAF, BCS, ADC, AIRO, RCS, and LAMCO. The offices of the Company are located at 1990 Post Oak Boulevard, Suite 1630, Houston, Texas 77056-3813 and its telephone number is (713) 961-9299.

     The Company's current subsidiaries and joint operations include:

                                Baltic International USA, Inc.

     Airlines          Catering          Distribution     Cargo & Maintenance
     --------          --------          ------------     -------------------
     Air Baltic        AIRO Catering     American         Baltic World Air
      Corporation 8%    Services 46%      Distributing     Freight 100%
                       Riga Catering      Company 100%    Baltic Int'l
                        Services 20.68%                    Airlines 49%
                       Baltic Catering                    LAMCO 2.6%
                        Services 50%

Note:  Percentages reflect the Company's ownership interest.

     The Offering

Common Stock Outstanding

Prior to Offering                  15,460,348 (1)

Common Stock to be Issued           1,288,850 (2)

Common Stock to be Resold          20,308,678 (3)  See "Plan of Distribution and
                                                    Selling Shareholders."

Use of Proceeds                    Working capital.  See "Use of Proceeds."

Nasdaq Symbol                      BISA
_____________________

(1) Does not include (i) 1,072,366 shares issuable upon exercise of outstanding Resale Options and Public Options; (ii) 10,035,845 shares underlying the Resale Warrants, Public Warrants and Representative's Warrants; (iii) 238,950 shares to be issued for services to be rendered currently and in the future; (iv) 1,322,579 shares underlying outstanding shares of Series A Preferred Stock; and (v) 800,611 shares underlying outstanding shares of Series B Preferred Stock. See "Management -Stock Options" and "Description of Securities."

(2) Includes (i) 769,700 shares to be issued upon exercise of the Public Options (ii) 119,175 shares to be issued for services to be rendered in the future, and (iii) 399,975 shares to be issued upon exercise of the Public Warrants. See "Plan of Distribution and Selling Shareholders."

(3) Includes (i) 9,048,388 shares issued and outstanding; (ii) 9,515,870 shares underlying currently exercisable Resale Warrants; (iii) 302,666 shares underlying currently exercisable Resale Options; (iv) 119,175 shares to be issued for services to be rendered currently; and (v)
1,322,579 shares underlying outstanding shares of convertible Series A Preferred Stock.

                          Summary Financial Data

                                  Nine Months Ended   Year Ended December 31,
Statement of Operations Data:    September 30, 1997      1996            1995
Revenues                           $  837,040       $  1,313,257   $  4,527,295
Loss before income taxes             (648,552)        (1,232,849)    (2,127,624)
Net loss                             (648,552)        (1,248,543)    (2,127,624)

Net loss per common share               (0.10)             (0.23)         (0.51)

                                  September 30,      December 31,
Balance Sheet Data:                   1997               1996
Working capital deficit         $  (1,269,951)      $ (2,300,157)
Total assets                        6,209,647          4,579,214
Total long-term liabilities                 0                  0
Stockholders' equity                3,272,251          1,636,899


                                   RISK FACTORS

     An investment in the Company involves certain risks. Prospective investors should carefully review the following factors together with the other information contained in this Prospectus prior to making an investment decision.

History of Operating Losses; Profitability Uncertain

     From its inception in 1991 through September 30, 1997, the Company has incurred operating losses on an annual basis. For the years ended
December 31, 1996 and 1995, the Company had revenues of $1,313,257 and $4,527,295, respectively, with net losses of $1,248,543 and $2,127,624, respectively. BIA's losses have historically directly affected the Company's results of operations. The Company recorded losses relating to BIA of $612,385 and $3,440,445 for the years ended December 31, 1996 and 1995, respectively. However, BIA has had no operations since September 1995 and the Company has recorded no losses relating to BIA in 1997. For the nine months ended September 30, 1997, the Company had revenues of $837,040 with a net loss of $648,552. The Company believes that its results of operations have been and will continue to be affected by various factors, including market acceptance of the Company's business ventures, regional, economic and political factors and the need for additional capital. There can be no assurance that the Company, or any of its business operations, including Air Baltic, will experience profitability in the future, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Capital Requirements; Limited Sources of Liquidity

     The Company requires substantial capital to pursue its operating strategy. At September 30, 1997, the Company had a working capital deficit of $1,269,951 and its debt to equity ratio was 90%. To date, the Company has relied on net cash provided by financing activities to fund its capital requirements. Financing activities, primarily through the issuance of stock and debt, provided the Company with $3,161,827 and $3,338,134 of cash during 1996 and 1995, respectively, and $2,056,123 of cash for the nine months ended September 30, 1997. In November 1996, the Company entered into a promissory note in connection with a $2,000,000 loan to the Company. In August and September 1997, the Company raised additional equity of $2,775,000. Operating activities generated $2,531,097 in cash during 1995; however, operating activities used net cash of $2,082,722 during 1996. Furthermore, the Company used $834,100 and $5,825,258 of cash in investing activities during 1996 and 1995, respectively. Through September 30, 1997, the Company has advanced an aggregate of approximately $13 million to BIA. At September 30, 1995, the Company elected to forgive $4,042,255 of debt from BIA as it was deemed to be uncollectible. As of September 30, 1997, the Company had recorded an investment to Air Baltic of $1,918,000. In October 1997, the Company contributed an additional $226,333 of capital to Air Baltic. The Company will be dependent upon Air Baltic generating sufficient cash flow and profitability from operations, of which there can be no assurance, in order to maintain the Company's collectibility of the investment. The Company has no obligation to make further capital contributions to Air Baltic. Air Baltic may make capital calls of its shareholders including the Company. The Company has no obligations under any such capital calls and may take a dilution in its ownership of Air Baltic or at the Company's option may make additional contributions to maintain or increase its ownership percentage. The Company's influence over and participation in the management of Air Baltic is nominal.

     The Company's operations have been and are expected to continue to be insufficient as a source of funds to meet the Company's capital requirements and other liquidity needs. In August and September 1997, the Company raised additional equity of $2,775,000 in exchange for a private placement of 6,800,000 shares of Common Stock. In connection with these private placements, the Company issued warrants to purchase 6,800,000 shares of the Common Stock at an exercise price of $0.65 per share, which warrants are currently exercisable and expire in August 2002. In connection with the subscription agreements for private placements for 6,250,000 of these shares sold, the shareholders have declared their intentions not to offer for resale the shares for at least 24 months from the date of purchase. Management believes that the Company will be able to achieve a satisfactory level of liquidity to meets its business plan and capital needs for the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Modified Opinions Regarding Financial Statements

     The Company's internally generated cash flows from operations have historically been insufficient for cash needs. BIA historically relied upon financing provided by the Company to supplement its operations. The Company's current and prior independent accountants modified their opinion with respect to the Company's financial statements for the years ended December 31, 1996 and 1995, respectively, to reflect that incurred losses from operations have raised substantial doubt about the ability of the Company to continue as a going concern. Furthermore, these financial statements do not include any adjustments that might result from the outcome of such uncertainty. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Company's financial statements included elsewhere in this prospectus.

Dispute Resolution Under Joint Venture Agreements; Lack of United States Jurisdiction

     The Air Baltic joint venture agreement provides that disputes that cannot be resolved between the parties be submitted to binding arbitration under the rules of the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden. The Air Baltic Joint Venture Agreement is governed by Swedish law, except where Latvian law is mandatory. Therefore, any such dispute would not be resolved in the courts of the United States. As substantially all of the assets of Air Baltic are located outside of the United States, the Company may have difficulty in enforcing a judgment against Air Baltic. Moreover, investors in the Company may have difficulty prosecuting a claim, or enforcing any judgment, against the Company due to these factors.

Default Under Joint Venture Agreements

     The Air Baltic Joint Venture Agreement provides that in the event of a default of the terms and provisions of the Air Baltic Joint Venture Agreement by any of the parties thereto, the nondefaulting parties have the right to continue the business of Air Baltic. The nondefaulting parties may do so by paying any defaulting party the nominal value ($100 per share) of the defaulting party's percentage share ownership in hard currency. The Company owns 1,918 shares of Air Baltic; and therefore, the Company would receive $1,918,000 if it were to default. The Air Baltic Joint Venture Agreement provides for a 30-day cure period in the event of a default; provided, however, that the cure period for a default caused by failure to make subordinated debt financing available is 10 days.

Government Factors and Licensing

     The Company currently operates in Latvia and intends to expand its operations to the other Baltic States and the Newly Independent States, a region that is in the early stages of developing a market economy. New laws are being enacted but many remain untested. Although the Company believes that the Republic of Latvia has advanced in the area of commercial law, Latvian laws and courts are not well tested in contract enforcement. While Latvia's law on foreign investment provides guarantees against nationalization and expropriation, there is little or no judicial precedent in this area. Additionally, the Latvian law on foreign investment currently allows free repatriation of funds and includes certain tax holiday provisions; however, no assurances can be given that these provisions will not be modified or repealed in the future.

Unfavorable Operating Costs or Political Developments

     The Company's business strategy is to identify aviation-related business opportunities in Latvia, the other Baltic States and Newly Independent States. This strategy is based on the Company's view that this region has a low cost work force, and generally lower costs to conduct business as compared to such costs in Western Europe and in the United States. In the event that inflation or other factors were to increase the cost of doing business in Latvia, the other Baltic States and the Newly Independent States, or if a change in the political or economic climate occurred, many perceived business opportunities based on cost advantage may not be available. Political stability in Latvia, the other Baltic States and the Newly Independent States remains dependent, in part, on political events in neighboring republics. Without significant armed forces for self-defense, the Baltic States and the Newly Independent States remain dependent on support from Europe and the United States, and the development of pro-Democracy and pro-Western political forces in Russia and neighboring regions. Although Russian troops were withdrawn from Latvia in August 1994, the proximity of Russian armed forces represents a political risk. It is presumed that Russian political influence will remain strong in the Baltic States and the Newly Independent States in which the Company intends to operate. Accordingly, unforeseeable and uncontrollable costs and political factors could adversely affect the Company's operations and ability to implement its business strategy.

Dependence on Key Personnel; Management of Foreign Operations; Management of Growth

     The success of the Company is dependent upon, among other things, the expertise of Messrs. Knauss, Chief Executive Officer, and James Goodchild, President and Chief Operating Officer. The loss of the services of Messrs. Knauss or Goodchild would have an adverse effect on the Company's operations. In order to manage the Company's business operations, management must continue to improve and expand the level of expertise of its personnel and must attract, train and manage qualified managers and employees to oversee and manage the foreign operations. Management of foreign operations is subject to political and socioeconomic factors different from operating a business in the United States. Accordingly, if the Company is unable to manage the foreign operations of its business interests effectively, operating results will be adversely affected. Additionally, the success of the Company's business strategy is dependent, in part, on the ability of the Company and of its joint operations to acquire the equipment, personnel and financing necessary to support the Company's operations and growth. There can be no assurance that the Company or its joint operations will be able to successfully finance equipment acquisitions on favorable terms, attract and train qualified personnel, obtain additional financing, or manage a larger operation. See "Management."

Exchange Risk

     The Company operates its current ventures in convertible currencies.
The Latvian currency ("Lat") is currently freely convertible, but there can be no assurance that other governments will not place restrictions on currency conversion. If this were to occur, the Company's earnings would be subject to exchange rate risk on those sales that occur in the local market. If the Company expands into other Baltic States or the Newly Independent States with less stable currencies, exchange rate risks could be greater. In Western markets in which the Company operates, the exchange rate risk would be that of exchange rate fluctuations among major currencies (such as the United States dollar to the German mark). There can be no assurance that currency exchange rates will not fluctuate, or that adverse currency restrictions will not be imposed in the future.

Competition

     The Company's operations encounter varying degrees of competition from diverse markets. Air Baltic competes on the basis of price, quality of service and convenience. Many of the airlines against which Air Baltic competes against, have longer operating histories, greater name recognition, greater financial resources, more extensive facilities and equipment, and better marketing resources than those available to Air Baltic. Many scheduled carriers compete for customers in a variety of ways, including wholesaling to tour operators, discounting seats on scheduled flights, promotions to travel agents, prepackaging tours for sale to retail customers and selling discounted, excursion airfare only products to the public. As a result, Air Baltic is required to compete for customers against the lowest revenue generating seats of the scheduled airlines. During periods of dramatic fare cuts by scheduled airlines, Air Baltic may be forced to respond with reduced fares, which could have a material adverse effect on its operating results. Air Baltic competes with private carriers on certain of its routes. Competition may also be affected by governmental actions including licensing, bilateral agreements and other regulatory actions. There can be no assurance that competitive conditions will not have an adverse effect on Air Baltic's operations.

     BWAF will experience competition from other cargo and marketing sales companies which are establishing a presence in the Baltic States and surrounding region including the cargo marketing divisions of airlines which are expanding service within current markets in which BWAF is working or targeting for expansion. However, BWAF has no specific knowledge of the plans of the activities of other potential competitors into the existing or future planned markets of BWAF.

     The operations of AIRO may also experience competitive pressures.
However, currently and during the early years of the development of AIRO, it is targeting to develop operations in markets in which there is currently no direct competition. As AIRO's activities and the markets in which AIRO has developed operations mature, AIRO can expect competition from other in-flight catering companies. The Company has no knowledge of any plans of the other companies involved in in-flight catering services in the existing and planned markets of AIRO.

     ADC competes directly with other similar companies in the distribution of its products. However, ADC retains specific licenses to exclusively distribute the products which it sells and the competition is directed between a choice of different brands of similar products. ADC expects the competition in food and consumer goods distribution to continue to increase. However, the Company and ADC have no knowledge of the specific plans of any of the distributing companies in the region. See "Business-Competition."

Conflicts of Interests; Difficulty in Evaluating Financial Statements

     The management of the Company also has management responsibilities for the day-to-day affairs of AIRO, RCS, BWAF, ADC, BCS and BIA. Additionally, these companies have or will enter into contracts and business relationships with each other and with other third parties. An inherent conflict of interest exists due to the interests of the Company through its ownership of BWAF and ADC and, as joint operation partner-operator of BIA, BCS, AIRO, RCS and Air Baltic when such ventures and other companies of the Company enter into business relationships with each other. A potential for pecuniary gain to management of the Company and for the compromise of management's fiduciary duties exists in any related party transaction. No independent determination has been made as to the fairness and reasonableness of any related party transaction and no guidelines have been established to resolve any conflicts of interest. It should be assumed that all agreements and arrangements between and among the ventures are not negotiated on an arm's length basis; however, all agreements and arrangements by and between the ventures and third parties are negotiated at arm's length and are approved by management of the respective parties and those relating to Air Baltic are approved by the Board of Directors of Air Baltic. The Company's joint operation partners handle contract negotiations between the joint operations. In dealings between and among the Company and its subsidiaries and joint operations, management of the Company will seek to have potential conflicting matters approved by its independent directors, or will seek the advice of independent counsel. Management may be faced with the issue of whether to bring opportunities to the attention of the Company for its participation or to other affiliated firms.

     The Company is a joint operation partner in a group of affiliated companies and has extensive transactions and relationships with members of the group. Therefore, the Company's financial statements may be difficult to evaluate. See Financial Statements.

No Dividend History

     The Company has never paid cash dividends on its Common Stock and presently intends to retain any earnings to finance the expansion of its business. See "Price Range of Common Stock and Dividend Policy."

Need to Maintain a Current Prospectus

     The Company must maintain a current prospectus in order for the Selling Shareholders to sell the shares of Common Stock to which this Prospectus relates. In the event the Company is unable to maintain a current prospectus due to lack of sufficient financial resources or for other reasons, the Selling Shareholders will be unable to resell their shares in any public market.

Shares Reserved for Issuance

     The Company has 13,216,401 shares of Common Stock reserved for issuance upon the exercise of the outstanding Public Warrants, Resale Warrants, Public Options, Resale Options and Representative's Warrants, as well as upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock. These securities are convertible or exercisable at prices that range from $0.421875 to $9.80 per share and expire on various dates extending to August 2004. The shares to be issued upon exercise of the Public Options and Public Warrants are being offered by the Company on a "best efforts - no minimum" basis, and the Company will retain all proceeds from the exercise of the Public Options and Public Warrants regardless of the amount exercised. There can be no assurance that any of these securities will be converted or exercised, or that the Company will receive any proceeds from the conversion or exercise thereof. The exercise or conversion of these securities, and the resale of the underlying shares, could have a dilutive effect on the prevailing market price of the Common Stock. See "Management-Stock Options" and "Description of Securities."

                                       10

                                USE OF PROCEEDS

     Assuming exercise of all of the Public Options and Public Warrants, the Company will receive aggregate proceeds of approximately $2,900,000 prior to deducting estimated offering expenses of approximately $175,000. The Company will use the proceeds, if any, for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the Public Options and Public Warrants to exercise such securities, there can be no assurance that the Public Options and Public Warrants will be exercised. The Company will receive no proceeds from the resale of shares by the Selling Stockholders. See "Plan of Distribution and Selling Stockholders."

     PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is listed on the Nasdaq Small-Cap Market under the symbol "BISA." Public trading of units (consisting of one share of Common Stock and one Public Warrant) ("Units") on Nasdaq commenced on April 28, 1994. The Units separated and public trading of the Common Stock and Public Warrants on Nasdaq commenced on June 27, 1994. The following table sets forth the high and low last sales prices of the Common Stock for the periods indicated:


                          1997      1996                       1995

                     High     Low         High     Low           High     Low

First Quarter       $0.750   $0.375      $2.875   $1.000        $2.375   $1.250
Second Quarter       0.500    0.375       2.750    0.813         2.000    0.688
Third Quarter        1.031    0.375       1.156    0.563         3.625    1.313
Fourth Quarter       N/A      N/A         1.188    0.344         3.500    0.938

     On December 17, 1997, the last sales price for the Common Stock was $0.375, and the Company believes there were approximately 1,000 beneficial holders of its Common Stock.

     The Company has not paid, and the Company does not currently intend to pay cash dividends on its Common Stock. The current policy of the Company's Board of Directors is to retain earnings, if any, to provide funds for operation and expansion of the Company's business. Such policy will be reviewed by the Board of Directors of the Company from time to time in light of, among other things, the Company's earnings and financial position.

                                       11

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1997. This table should be read in conjunction with the Company's financial statements and notes thereto that are included elsewhere in this Prospectus.

                                                       September 30,
                                                          1997 (1)
                                                        (unaudited)
Shareholders' equity:

Preferred stock:

Series A, convertible, $10 par value, 499,930
shares authorized, 123,000 shares issued
and outstanding                                        $  1,230,000
Series B, convertible, $10 par value, 70
shares authorized, 18 shares issued and
outstanding                                                 450,000
Common stock, $.01 par value, 40,000,000
shares authorized, 15,361,263 shares issued
and 14,849,377 shares outstanding                           153,613
Additional paid-in capital                               12,991,218
Accumulated deficit                                     (11,304,859)
Treasury stock, at cost                                    (247,721)
                                                       ------------
   Total shareholders' equity                          $  3,272,251
                                                       ============
_________________________
 (1) Does not give effect to the issuance of (i) 9,515,870 shares of Common Stock upon exercise of the Resale Warrants; (ii) 399,975 shares upon exercise of the Public Warrants; (iii) 302,666 shares upon exercise of outstanding Resale Options; (iv) 769,700 shares upon exercise of outstanding Public Options; (v) 238,950 shares to be issued for services to be rendered currently and in the future; (vi) 1,322,579 shares upon conversion of the Series A Preferred Stock; and (vii) 141,529 shares of Common Stock issued subsequent to September 30, 1997.

                                       12

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussions contain forward-looking information. Readers are cautioned that such information involves risks and uncertainties, including those created by general market conditions, competition and the possibility of events may occur which limit the ability of the Company to maintain or improve its operating results or execute its primary growth strategy. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and there can therefore be no assurance that the forward-looking statements included herein will prove to be accurate. The inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

     The following discussion should be read in conjunction with the financial statements and notes thereto included elsewhere herein.

General

     In 1996 and 1997, the Company continued its strategy of making investments in businesses in the Baltic States and further developing its existing activities in such region.

     In January 1996, the Company sold 12% of Air Baltic stock to SAS for $1.7 million in cash and the assumption by SAS of the remaining subordinated debt obligation of the Company to Air Baltic. The Company retains an 8.02% interest in Air Baltic.

     In February 1996, the Company and Topflight AB contributed their interests in Riga Catering Services to form AIRO Catering Services in exchange for a 51% interest and 49% interest respectively in AIRO. AIRO was formed to build and acquire catering kitchens in Eastern Europe and the former Soviet Union. In April 1997, LSG purchased a 51% interest in Topflight. In December 1997, the Company entered into an agreement to sell 5% interest in AIRO to LSG in return for LSG commitments and $600,000 in cash. Following the share purchase transaction with LSG, the Company controls 46% of AIRO and LSG controls 54%.

     In April 1996, RCS acquired the catering operations of Baltic Catering Services, which is 50% owned by the Company, in exchange for shares in RCS.

     The Company's revenues have historically been derived from its equity in the net income of its joint operations; fees for management services rendered pursuant to a management agreement between BIA and the Company; commissions due from sales of airline tickets under the international promotional sales agreement between BIA and the Company; and the Boeing 727 aircraft rental charged to BIA. As a result of the transfer of the scheduled passenger service operations of BIA to Air Baltic in 1995, the Company has not earned any revenue for management fees and commissions from BIA after 1995. A significant portion of the operational activities of the Company are reflected in the fees from, and the net equity in earnings and losses of, joint operation investments, as the Company uses the equity method to record its interest in its joint operations owned 50% or less or greater than 50% owned companies in which the Company does not have control. The Company's losses relating to joint operation activities were $114,821 for 1996 and $3,071,222 for 1995.

     The Company's internally generated cash flows from operations have historically been and continue to be insufficient to meet its capital requirements and other liquidity needs. The Company continues to rely on external financing to supplement funds generated from its operations. The Company believes it can raise sufficient amounts of additional equity and obtain debt financing in order to meet its liquidity requirements for of the year ending December 31, 1998. See discussion of the Company's financing activities during 1997 in "-Liquidity and Capital Resources." However, there can be no assurance the Company will be successful in its efforts to raise additional financing. If not successful, the Company may be forced to curtail operations or sell assets. The Company's earnings history as well as liquidity have been adversely affected by the advances to BIA to fund BIA's operations. The Company does not anticipate any further advances to BIA which would adversely impact earnings. However, there can be no assurances that the Company, as a

                                       13

whole, will not continue to experience liquidity difficulties or losses. The Company's current and prior independent accountants have qualified their opinions with respect to the Company's financial statements for the years ended December 31, 1996 and 1995, respectively, to reflect that incurred losses from operations and the Company's financial position raise substantial doubt about the ability of the Company to continue as a going concern.

     Current Latvian law does not restrict the repatriation of cash to foreign participants in joint operations and recent amendments to the Latvian foreign investment law have reaffirmed the structure permitting repatriation of profits. However, there can be no assurances that repatriation of profits in the future will not be restricted. Since the Company's joint operations currently generate revenues in United States dollars or in other major currencies, repatriation of cash has not been historically affected by exchange rate differentials between the Latvian Lat and the United States dollar.

Results of Operations

     Nine months Ended September 30, 1997 and 1996. For the nine months ended September 30, 1997, the Company had revenues of $837,040 compared with $1,099,114 for the nine months ended September 30, 1996. The 23% decrease is due to decreases in freight revenue and net equity in earnings of catering operations. The decrease in freight revenue is due to a shift in the frequency of destinations flown by Air Baltic, which now include code share arrangements with other airlines of some destinations. The decrease in net equity in earnings of joint operations is principally due to the start-up costs associated with AIRO's headquarters.

     The Company's operating expenses for the nine months ended September 30, 1997 were $1,147,481 compared to $2,148,388 for 1996. The decrease is due primarily to no reserve being required in 1997 on the investment in BIA similar to the reserve of $612,385 for the first quarter of 1996. Additionally the decrease is due to decreases in cost of revenue and general and administrative expenses. The decrease in cost of revenue results from lower freight revenue. General and administrative expenses which includes personnel and consulting, legal and professional and other general and administrative costs, decreased to $865,294 in 1997 from $1,152,950 in 1996. This decrease was due primarily to decreased personnel and consulting costs.

     As a result of the changes in revenues and expenses discussed above, the operating loss for the Company decreased 70% to $310,441 for the first nine months of 1997 from $1,049,274 for the first nine months of 1996. However, the Company had a net loss (including interest expense and non-recurring gains discussed below) of $648,552 for the nine months ended September 30, 1997 compared to a net loss of $771,580 for the nine months ended September 30, 1996.

     Interest expense increased to $408,381 in 1997 from $47,513 in 1996, reflecting the increased interest costs and amortization of debt costs and discount for borrowings incurred during the second and fourth quarters of 1996. This interest expense is related to debt used for a capital contribution to Air Baltic and the expansion of the Company's activities. The Company recorded a gain of $62,510 on the transfer of 2.82% of RCS to AIRO during 1997. The Company recorded a gain of $297,200 on the sale of the 12% Air Baltic stock during the 1996.

                                       14

     The Company's consolidated financial statements included elsewhere herein present the Company's share of the joint operations using the equity method of accounting in accordance with generally accepted accounting principles. The Company's interests in Air Baltic, BIA and LAMCO are accounted for using the cost method. The following table presents a pro forma condensed combined statement of operations of the Company assuming its proportionate share of the joint operations accounted for using the equity method is combined with the Company. Management believes this presentation is informative of the Company's results of operations given that a significant portion of the Company's business is conducted through the joint operations.

            Pro forma Condensed Combined Statement of Operations
                For the Nine Months Ended September 30, 1997

                                           Proportionate
                                              Share of                  Pro forma
                                Company         Joint                   Combined
                             (As reported)   Operations   Eliminations  Company
Operating revenues             $  837,040    $  934,925    $(354,337)    $1,417,628
Operating expenses              1,147,481       664,042            -      1,811,523
Income (loss) from operations    (310,441)      270,883     (354,337)      (393,895)
Other income (expense)           (338,111)        9,032            -       (329,077)
Income (loss) before
  income taxes                   (648,552)      279,915     (354,337)      (722,974)
Provision for income taxes              -        74,422            -         74,422
Net income (loss)             $  (648,552)   $  354,337   $ (354,337)   $  (648,552)

     Years Ended December 31, 1996 and 1995. Revenues for 1996 decreased by $3,214,038, or 71%, to $1,313,257 compared to $4,527,295 for 1995. This decrease is principally due to the Company's receipt in 1995 of a non-recurring fee of $1,500,000 collected from Air Baltic in payment of market development and training for Latvian pilots, flight attendants and mechanics and non-recurring wet lease revenue of $1,500,000 received from Air Baltic in 1995. Also, because of the sale of the scheduled passenger service operations of BIA in October 1995, payments made to the Company from BIA for aircraft rental income, commissions received on the sale of airline tickets, and freight revenue were not received by the Company in 1996. These decreases were partially offset by an increase in the Company's earnings from its investment in joint operations and food distribution revenues.

     Operating expenses decreased 59% to $2,812,962 for 1996 compared to $6,805,079 for 1995. This decrease was due to a decrease in costs related to aircraft rental, freight, personnel and consulting, legal and professional, general and administrative expenses and net equity in losses of BIA partially offset by an increase in food distribution costs. The decrease in general and administrative expenses was due primarily to the reserve of the Latvian Airlines investment of $468,950 in 1995. The decrease in rental expense resulted from the return of two Boeing 727 aircraft to the owner in 1996 which were leased during 1995.

     Interest expense decreased by $65,471 or 33% to $132,034 for 1996 from $197,505 in 1995 due to the conversion of $1,288,137 of notes payable to equity during the second and third quarters of 1995.

     Interest income decreased to $3,800 for 1996 from $195,415 for 1995. This decrease is due primarily to interest paid by BIA on outstanding debt to the Company in 1995 with no such interest in 1996.

     On January 10, 1996, the Company sold 12% of its Air Baltic stock to SAS for $1.7 million in cash and the assumption by SAS of the Company's future debt funding obligation to Air Baltic of $2,175,000. SAS assumed and funded the Company's share of the subordinated debt after agreement of the terms of the share purchase were reached in January 1996. The Company retains an 8.02% interest in Air Baltic. A gain of $297,000 was recognized on this sale.

     The Company had a net loss of $1,248,543 for 1996 compared to a net loss of $2,127,624 for 1995. The decrease in net loss is due primarily to the decrease in the Company's net equity in losses of BIA.

     The Company's consolidated financial statements included elsewhere herein present the Company's share of the joint operations other than Air Baltic using the equity method of accounting in

                                       15

accordance with generally
accepted accounting principles. The Company's interests in Air Baltic, BIA and LAMCO are accounted for using the cost method. The following table presents a pro forma condensed combined statement of operations of the Company assuming its proportionate share of the joint operations accounted for using the equity method is combined with the Company. Management believes this presentation is informative of the Company's results of operations given that a significant portion of the Company's business is conducted through the joint operations.

            Pro forma Condensed Combined Statement of Operations
                    For the Year Ended December 31, 1996

                                           Proportionate
                                              Share of                  Pro forma
                                Company         Joint                   Combined
                             (As reported)   Operations   Eliminations  Company
Operating revenues             $1,331,257    $1,240,176    $(420,467)    $2,132,966
Operating expenses              2,812,962       758,173            -      3,571,135
Income (loss) from operations  (1,499,705)      482,003     (420,467)    (1,438,169)
Other income (expense)            266,856        14,471            -        281,327
Income (loss) before
  income taxes                 (1,232,849)      420,467     (420,467)    (1,156,842)
Provision for income taxes        (15,694)      (76,007)           -        (91,701)
Net income (loss)             $(1,248,543)   $  420,467   $ (420,467)   $(1,248,543)

Liquidity and Capital Resources

      At September 30, 1997, the Company had a working capital deficit of $1,269,951 as compared to $2,300,157 at December 31, 1996. The decrease in the working capital deficit is due primarily to an increase in cash of $879,311 and a decrease in short-term debt of $215,679 partially offset by an increase in accounts payable and accrued liabilities of $285,479.

     Net cash used in operating activities for the nine months ended
September 30, 1997 was $909,691 as compared to $1,004,998 for the same period of 1996. Such decrease was primarily due to the improved results from operations. Net cash used by investing activities was $267,121 for the nine months ended September 30, 1997 compared to $774,472 used by investing activities for the nine months ended September 30, 1996. The decrease was due primarily to the decrease in advances to BIA offset by proceeds from the sale of Air Baltic shares in 1996. Net cash provided by financing activities was $2,056,123 for the nine months ended September 30, 1997 compared to $1,699,827 for the nine months ended September 30, 1996. The increase was due to the net proceeds of $2,725,394 raised from the issuance of common stock during 1997 compared to proceeds of $1,090,200 raised from the issuance of the Series B Convertible Redeemable Preferred Stock and net proceeds of $349,252 raised from the issuance of common stock during 1996. This increase was partially offset by the decrease in new borrowings and the increase in repayment of debt.

                                       16

     The Company's consolidated balance sheet included elsewhere herein presents the Company's share of the joint operations using the equity method of accounting in accordance with generally accepted accounting principles.
The Company's interests in Air Baltic, BIA and LAMCO are accounted for using the cost method. The following table presents a pro forma condensed combined balance sheet of the Company assuming its proportionate share of the joint operations accounted for using the equity method is combined with the Company. Management believes this presentation is informative of the Company's financial condition since the majority of the Company's underlying investment in its joint operations consists of net current assets.

Pro forma Condensed Combined Balance Sheet
                           As of December 31, 1996



                                    Proportionate
                                      Share of                  Pro forma
                        Company         Joint                   Combined
                      (As reported)  Operations   Eliminations  Company

Current assets          $1,640,445   $  327,392    $       -     $1,967,787
Investments in and
  advances to joint
  operations             4,419,952            -     (991,262)     3,158,690
Property and other
assets, net                490,250      737,044       61,042      1,217,336
Total assets            $6,209,647   $1,064,386   $ (938,220)    $6,343,813


Current liabilities     $2,951,766   $  290,794    $(156.628)    $3,085,932
Other liabilities                -            -            -              -
Stockholders' and
  partners' equity       3,257,881      773,592     (773,592)     3,257,881
Total liabilities and
  equity                $6,209,647   $1,064,386    $(938,220)    $6,343,813

     The Company has financed its growth primarily from the issuance of stock and borrowings. During 1996 and 1995, the Company borrowed an aggregate principal amount of $2,510,000 and $2,136,000, respectively, including deferred lease credits, bridge financing and bank debt. The majority of the borrowings for 1996 consisted of a loan in the amount of $2,000,000 that the Company entered into in November 1996. This loan was refinanced in October 1997 and is now due in January 1999 and is secured by an option agreement that the Company entered into with SAS during 1996 in which the Company has the right to put the shares that it owns of Air Baltic to SAS for $2,144,333 during the period from June 1, 1997 to February 28, 1999. Under this option agreement, SAS has the right to call the Company's Air Baltic shares for a price ranging from $3,329,962 to $5,089,012 during the same period. During 1996 and 1995, the Company issued 169,149 and 2,693,841 shares of Common Stock, respectively, for proceeds of an aggregate of $93,537 and $2,660,943, respectively, pursuant to private sales and the exercise of outstanding stock options. Additionally in 1996, the Company issued 410,929 shares of Common Stock for payment of accounts payable of $401,001. In February and March 1996, the Company issued 50 shares of Series B Convertible Redeemable Preferred Stock for net proceeds of $1,090,200.

     Effective June 30, 1995, an aggregate principal amount of $1,185,000 of bridge notes payable was converted to 118,500 shares of Series A Preferred Stock convertible into 592,500 shares of Common Stock, and $145,000 in short-term debt was converted into 116,000 shares of Common Stock. In September 1995, an additional $45,000 of bridge notes were converted to 4,500 shares of Series A Preferred Stock convertible into 22,500 shares of Common Stock.

     In order to meet its goals with respect to AIRO, the Company raised additional equity in August and September 1997 of $2,775,000 in exchange for 6,800,000 shares of Common Stock. In connection with these private placements, the Company issued warrants to purchase 6,800,000 shares at an exercise price of $0.65 per share of Common Stock, which warrants are currently exercisable and expire in August 2002. In connection with the subscription agreements for private placements for 6,250,000 of these shares sold, the shareholders have declared their intentions not to offer for resale the shares for at least 24 months from the date of purchase. Management believes that the Company will be able to achieve a satisfactory level of liquidity to meets its business plan and capital needs for the next 12 months.

                                       17

     As of September 30, 1997, the Company's sources of external and internal financing were limited. It is not expected that the internal sources of liquidity will improve until net cash is provided by operating activities, and, until such time, the Company will rely upon external sources for liquidity. There can be no assurance that the Company will be able to obtain additional financing on reasonable terms, if at all, in the future. Lower than expected earnings from the joint operations resulting from adverse economic conditions or otherwise, could restrict the Company's ability to expand its business as planned, and, if severe enough, may curtail operations, or cause the Company to sell assets.

     The Company advanced $2,980,009 and $5,380,804 to BIA during the years ended December 31, 1996 and 1995, respectively. At September 30, 1995, the Company elected to forgive $4,042,255 of debt due from BIA as it was deemed to be uncollectible.

     The Company does not anticipate any further advances to BIA which would adversely impact earnings. The Company may convert advances to increase its percentage ownership of BIA, if appropriate. In March 1997, the Latvian Partner agreed to contribute real estate and a promissory note with a combined value of at least $1,000,000 to BIA. In May 1997, the Company capitalized $6.5 million of BIA's debt to the Company. BIA will deliver the promissory note from the Latvian Partner to the Company. Management of the Company believes that the Latvian Partner's contribution has been delayed by political factors in the Republic of Latvia relative to new privatization laws. Other than the delay in the contribution by the Latvian Partner, each party has performed its obligations pursuant to their agreement. Management believes that the Latvian Partner's contribution will be made during 1997 or early 1998. The Company has agreed with the Latvian Partner that it will forgive the promissory note of the Latvian Partner in exchange for the transfer of the Latvian Partner's ownership in BIA. BIA will then become a wholly owned subsidiary of the Company.

Inflation

     Inflation has not had a significant impact on the Company during the last two years. However, an extended period of inflation could be expected to have an impact on the Company's earnings by causing operating expenses to increase. It is likely that the Company's subsidiaries and joint operations would attempt to pass increased expenses to customers. If the Company's subsidiaries and joint operations are unable to pass through increased costs, their operating results could be adversely affected which would adversely affect the Company's operating results.

                                       18

                                    BUSINESS

     The Company is a Texas corporation which provides and has provided capital, management, and technical services to start-up and established private companies located primarily in the Baltic Republics of Latvia and Lithuania.
In most instances, the Company is directly involved in management, and in all instances assists in allocation of capital either directly from the Company or through the investment of third parties. BIUSA has not taken significant profits, or management fees from these investments. Value is being created to a point where the Company's subsidiaries and joint operations become independent through a separate third party financing or sale to a third party.

     The Company will continue to use its contacts to increase its focus and to form and operate ventures in the Baltic States, Eastern Europe and the Commonwealth of Independent States ("CIS"). Management believes that there are many low cost opportunities due to the general underdeveloped nature of the marketplace and the need for essential services in the region, such as air transportation and aviation-related services. An opportunity exists for the Company to utilize its expertise to establish business opportunities to take advantage of existing market conditions.

     The Company's current subsidiaries and joint operations include:

                          Baltic International USA, Inc.

     Airlines          Catering          Distribution     Cargo & Maintenance
     --------          --------          ------------     -------------------
     Air Baltic        AIRO Catering     American         Baltic World Air
      Corporation 8%    Services 46%      Distributing     Freight 100%
                       Riga Catering      Company 100%    Baltic Int'l
                        Services 20.68%                    Airlines 49%
                       Baltic Catering                    LAMCO 2.6%
                        Services 50%

Note:  Percentages reflect the Company's ownership interest.


Air Baltic Corporation

     In 1992, the Company developed Baltic International Airlines ("BIA") - the first independent airline in the former Soviet Union. In October 1995, the Company sold the scheduled passenger service operations of its 49% interest in BIA, to the newly created national airline of Latvia, Air Baltic. Air Baltic is owned 51.07% by the Republic of Latvia, 28.51% by Scandinavian Airlines System ("SAS"), 8.02% by the Company, 6.2% by SwedFund International AB and 6.2% by Investeringsfonden. SAS is the operator of this airline.

     From its hub at Riga Airport, Air Baltic currently provides regularly scheduled service to and from Copenhagen, Frankfurt, Geneva, Helsinki, Kiev, London, Minsk, Riga, Stockholm, Tallinn, Vilnius and Warsaw. Additional routes, including Moscow and St. Petersburg are planned for 1997.

     Air Baltic operates three AVRO RJ70 and one SAAB 340 aircraft. The AVRO RJ70 has a configuration of 70 seats and the SAAB 340 aircraft has a configuration of 34 single-class seats.

     Air Baltic is pursuing a strategy of operating a fleet of low cost Western aircraft for expansion to the East from its hub in Riga as well as Western Europe. Cockpit, cabin crew, and maintenance personnel have been and are being trained in Western operations. Air Baltic is able to offer passenger service equivalent to service offered by major Western carriers. All flights provide a multi-course meal to business passengers as well as a full selection of newspapers and periodicals.

     Air Baltic has full operational independence on the basis of its own operating licenses and manuals, all of which meet international aviation standards and conform to SAS and FAA standards. Air Baltic provides routine

                                       19

and scheduled
servicing and maintenance for its aircraft using its own personnel who have been trained by SAS and have met appropriate certification of the Ministry of Transportation of the Republic of Latvia.

     Management considers the Company's investment in Air Baltic to be a strategic as well as a high-quality financial investment. As an owner in one of the Baltic States' largest and most modern national airlines, the Company is able to leverage its credibility in the pursuit of other business opportunities in the region. In addition, the Company serves as the general sales agent in North America for Air Baltic.

AIRO Catering Services

     Management has realized that there are a number of business opportunities presented by in-flight catering due to the lack of international standard kitchens in airports in Eastern Europe and the Newly Independent States. Currently, many Western airlines flying into airports in Eastern Europe and the former Soviet Union back-cater their food -that is, food for both legs of the trip is carried on board from the originating point - increasing food costs and reducing revenue-producing cargo space. The Company sees an opportunity to operate kitchens in Eastern European airports that provide meals to both Western and Eastern European carriers.

     In February 1996, the Company formed AIRO Catering Services ("AIRO") with TOPflight AB ("TOPflight"). TOPflight operates kitchens in Malmo, Gothenburg and Stockholm, Sweden. In this joint operation, the Company contributed its management and operational expertise, part of its interest in Riga Catering Services ("RCS"), market knowledge, knowledge of the regional customer base and labor force for a 51% interest, while TOPflight contributed its technical experience in building in-flight kitchens and its interest in RCS for a 49% interest. During 1997, LSG Lufthansa Services/Sky Chefs ("LSG") purchased 51% of TOPflight. AIRO currently operates Riga Catering Services in Riga, which was started by the Company, and caters all carriers which serve Riga International Airport including SAS, Lufthansa and Air Baltic.

      AIRO has finalized a contract to open an in-flight catering kitchen in Kiev, Ukraine. The contract provides for a 20-year lease to AIRO with at least five years exclusivity. This kitchen should be open by the beginning of 1998. AIRO is also completing contract negotiations to open a new kitchen in Tallinn, Estonia by the end of 1997. AIRO has identified three more destinations for opening new kitchens in 1998.

     In December 1997, the Company entered into a share purchase and shareholder agreement with LSG. The primary purpose of the agreement is to identify AIRO as the vehicle for the development of new LSG in-flight kitchens in Eastern Europe and the Republics of the former Soviet Union. Under the agreement, the Company sold 5% of its 51% ownership of AIRO to LSG in return for the LSG commitments and $600,000 in cash. Following the share purchase, the Company controls 46% of AIRO and LSG controls 54%. The agreement provides that the Company will remain as the day-to-day operating partner of AIRO, and AIRO will become part of the worldwide network of LSG in all aspects consistent with other LSG in-flight catering operations.

Riga Catering Services

     On April 2, 1996, the catering operations of Baltic Catering Services ("BCS") were acquired by Riga Catering Services ("RCS"), previously owned by TOPflight, in exchange for shares in RCS. RCS is currently owned 37.82% by AIRO, 20.68% by the Company and 41.5% by the principals of the Company's partner in BCS.

Baltic Catering Services

     The business of BCS after the transfer of the catering business to RCS is primarily the operation of the restaurant in the Riga Airport.

American Distributing Company

     American Distributing Company ("ADC"), is currently a wholly-owned subsidiary of the Company. It distributes Miller, Bartles & Jaymes, Gulf Pacific Rice and various staple food products in the Baltic States. This business commenced in December 1995, as a successor to the Company's distribution activities which began in 1993. The Company has a distribution system, offices and a 9 person staff in Riga, Latvia. ADC, which is currently negotiating for the distribution of other food products, has opened a new office in Vilnius, Lithuania and has plans to open an office in Tallinn, Estonia.

                                       20

Baltic World Air Freight

     Through its wholly-owned subsidiary Baltic World Air Freight ("BWAF"), the Company is positioned to take advantage of the growth of air and intermodal transportation in the Baltic States. The Company is seeking to expand its cargo marketing and sales operations and has renegotiated its cargo marketing and sales agency agreement with Air Baltic to allow BWAF to accept agency agreements with other airlines at Riga Airport and to open offices at other airports in Lithuania and Ukraine. Currently BWAF has cargo market agreements with Hamburg Airlines and Air Baltic and is concluding contract terms with Austrian Airlines.

Baltic International Airlines

     The Company currently owns a 49% interest in BIA. BIA currently has no substantive operations. The Company believes that maintaining BIA's airline certification and maintaining the goodwill of BIA's debtors is beneficial to the Company.

LAMCO

     The Company has a 2.6% interest in LAMCO, which was formed as a venture with the Lithuanian government. The long-term plan of the Company is to develop an aircraft maintenance base in Siauliai, Lithuania. The Company has the opportunity to increase its share interest to 50%. LAMCO will continue to be in a development phase in 1997 and 1998, and no significant revenues are expected.

Business Strategy of the Company

     The Company was created as a vehicle for identifying, forming, and participating in aviation-related business ventures in the Baltic States and the Newly Independent States. The Company's initial business venture was to form and develop BIA. In connection with developing BIA, the Company formed related aviation ventures to provide support services through BIA, including a catering service and a freight marketing company. The Company is entitled to its pro rata share of profits and losses from the operations of all of its business ventures.

     The Company intends to continue to form and operate ventures in the Baltic States and the Newly Independent States. Management believes that there are many low cost opportunities due to the general underdeveloped nature of the marketplace and the need for essential services in the region, such as air transportation and aviation-related services. Management believes that an opportunity exists to utilize its expertise in order to establish business opportunities to take advantage of existing market conditions.

     The Company intends to market its abilities primarily through management's long standing network in the region. Management is regularly afforded business opportunities in this region and will utilize its discretion in determining which ventures, if any, to pursue.

Government Regulation

Republic of Latvia Law on Foreign Investment. In November 1991, the Republic of Latvia adopted the Law on Foreign Investment ("Foreign Investment Law"), which was designed to encourage the participation by foreigners in the establishment of Latvian joint ventures. The Foreign Investment Law generally provides certain preferential tax advantages to ventures formed under the Foreign Investment Law beginning in the year in which profits are first generated from the operations of such ventures. In addition, the Foreign Investment Law permits non-Latvian entities to own up to a 100% interest in most Latvian business entities, including airlines.

     Pursuant to the Foreign Investment Law, ventures having foreign participation of at least 30% (with a minimum investment of at least $50,000) are exempt from profit taxes for a period of two years, and thereafter for the following two years, profit taxes for such ventures are reduced by 50%. Ventures having foreign participation in excess of 50% (equal to at least $1,000,000), are exempt from profit taxes for a period of three years, and thereafter for the following five years, profit taxes for such ventures are reduced by 50%. In addition, ventures which are active in certain industries deemed to be "preferential" by the government of the Republic of Latvia and having foreign participation of at least 30% (with a minimum investment of at least $50,000) are entitled to a three-year tax holiday from the payment of profit taxes, and thereafter for the following two years, profit taxes for these "preferential" ventures are reduced by 50%.

     The businesses of BIA and Air Baltic are deemed to be a preferential industry, entitling them to a three-year profit tax holiday for the first year in which they generate profits, and a 50% reduction in profit taxes for the following two years. To date, BIA and Air Baltic have not generated any profits in any year. Furthermore, RCS is entitled to a three-year profit tax holiday from the first year it generates profits which was 1996, and a 50% reduction in profit taxes for the following two years.

Republic of Latvia Law on Limited Liability Companies. The formation and operation of joint venture-limited liability companies within the Republic of Latvia is regulated and governed by the Republic of Latvia Law on Limited Liability Companies ("Company Law"). A joint venture-limited liability company is recognized as a separate legal entity under the Company Law for purposes of transacting business in the Republic of Latvia, and accordingly, a joint venture-limited liability company can incur its own obligations and liabilities with respect to its business operations. Furthermore, the capital shareholders of a joint venture-limited liability company are afforded limited liability with respect to any acts or obligations of the joint venture-limited liability company. Accordingly, the Company will not be liable, because of its status as owner of a joint venture-limited liability company interest or as owner of any subsidiary registered as a Latvian limited liability company, for any obligations incurred by Air Baltic, BIA, BCS, BWAF or ADC resulting from their respective business operations.

Political, Economic and Social Climate of Destination Countries

     Air Baltic intends to expand its operations to geographic areas which are subject to evolving political, economic and social climates, including other Baltic States and other republics of the former Soviet Union. Failure to improve political, economic or social stability in these regions could have an adverse effect on the future operations and expansion efforts of Air Baltic.

Competition

     The Company's aviation business ventures face competition from other companies and individuals who have also recognized the Baltic States and the Newly Independent States as a developing market. Air Baltic as a passenger service carrier, faces competition from other airlines, many of which have longer operating histories, greater name recognition, greater financial resources, more extensive facilities and equipment, and better marketing resources. Other aviation-related ventures that the Company currently operates, or in the future may operate, presently compete and will compete with other entities, many of which may have greater financial, marketing and technical resources.

     Air Baltic assumed the scheduled passenger service operations of BIA and Latvian Airlines and is designated as the international air carrier of Latvia. As such, Air Baltic will experience no competition from other Latvian-owned airlines. Management believes that competition may develop in the future from private start-up regional carriers based in Latvia or in nearby states which may want to provide service between Riga and other destinations. These competitors may wish to compete directly with Air Baltic on the same routes or compete for new routes which Air Baltic also desires to serve.

     Western airline traffic to Riga has increased since the restoration of independence in the Baltic States. Riga International Airport is now served by approximately 10 European carriers on a scheduled basis. Air Baltic can expect increased competition at its major Western European destinations, and from carriers which offer interline service from North America to Riga via other hubs. Air Baltic currently competes with Lufthansa German Airlines on its Riga-Frankfurt route; with RIAIR on its London-Riga route; and with FinnAir on its Riga-Helsinki route. Air Baltic experiences no competition on its Stockholm or Copenhagen routes.

     The development strategy for Air Baltic includes expansion to destinations in the other Baltic States and the Newly Independent States, and other major metropolitan centers. At present, such markets are either not served with regularly-scheduled service or are underdeveloped and serviced only infrequently by carriers such as Lufthansa German Airlines or the national carrier of the given state. The Company has no specific knowledge of the plans of Lufthansa German Airlines or any other major airline as it relates to expansion into markets which Air Baltic may develop in the future.

     BWAF will experience competition from other cargo and marketing sales companies which are establishing a presence in the Baltic States and surrounding region including the cargo marketing divisions of airlines which are expanding service within the markets in which BWAF is working or targeting for expansion. However, BWAF has no specific knowledge of the plans of the activities of other potential competitors into the existing or future planned markets of BWAF.

     The operations of AIRO may also experience competitive pressures.
However, currently AIRO is targeting to develop operations in markets in which there is currently no direct competition. As AIRO's activities and the markets in which AIRO has developed operations mature, AIRO can expect competition from other in-flight catering companies. The Company has no knowledge of any plans of the other companies involved in in-flight catering services in the existing and planned markets of AIRO.

     ADC competes directly with other similar companies in the distribution of its products. However, ADC retains specific licenses to exclusively distribute the products which it sells and the competition is directed between a choices of different brands of similar products. ADC expects the competition in food and consumer goods distribution to continue to increase. However, the Company and ADC has no knowledge of the specific plans of any of distributing companies in the region.

Employees

     The Company currently employs six persons on a full time basis. The Company has in the past, and will continue in the future, to employ independent contractors, and to make extensive use of its outside directors and others as consultants. Air Baltic currently employs approximately 200 persons on a full time basis, including pilots, mechanics, cabin crews, airport services and administrative personnel. BIA currently employs one person, AIRO employs five persons, RCS employs an aggregate of approximately 60 persons, BCS employs 26 persons, BWAF employs three persons, and ADC employs nine persons. None of the employees of the Company and its subsidiaries and joint operations are represented by a labor organization. The Company believes its relationships with all of these employees are satisfactory.

Facilities

     The Company leases approximately 3,500 square feet of office space in Houston, Texas for a monthly rental of approximately $3,000. The Company believes that its facilities are adequate for its current operations. The facilities of the Company's other business ventures are satisfactory for current purposes.

                                   MANAGEMENT

Executive Officers and Directors

     The following table gives certain information with respect to the executive officers and directors of the Company:

     Name                     Age     Position
     Robert L. Knauss (3)     66      Chairman of the Board and Chief Executive
                                       Officer, Director - Class III
     James W. Goodchild       42      President and Chief Operating and
                                       Director - Class II
     David A. Grossman        34      Chief Financial Officer and Corporate
                                       Secretary
     Homi M. Davier (1)       49      Director - Class I
     Paul R. Gregory (2)      56      Director - Class I
     Adolf af Jochnick (1)    68      Director - Class II
     Jonas af Jochnick (3)    60      Director - Class III
     Juris Padegs (1)(3)      66      Director - Class III
     Ted Reynolds (2)         67      Director - Class II
     Morris Sandler (2)       51      Director - Class I
___________________________
(1)     Member of the Audit Committee.
(2)     Member of the Compensation Committee.
(3) Member of the Nominating Committee.
(4)
     Mr. Knauss has served as chief executive officer since January 1994.
Mr. Knauss served as Dean of the University of Houston Law Center from 1981 through December 1993. He was involved in establishing the relationship between the University of Houston Law Foundation and the former Soviet Union in 1991 whereby the University of Houston Law Foundation assisted the former Soviet Union in creating the Petroleum Legislation Project, and was involved with the government of Russia in the development of privatization legislation. He has served as a director of Equus Investments, Inc. since 1984 and as one of the two United States directors for the Mexico Fund since 1985. He was elected as a director of Philip Services Corp. in 1997 following the merger of Allwaste, Inc. and Philip Services Corp. Securities of the Mexico Fund,
Philip Services Corp. and Equus Investments, Inc. are registered under the Exchange Act. Mr. Knauss is a graduate of Harvard University and the University of Michigan Law School. Mr. Knauss has traveled extensively to the former Soviet Union.

     Mr. Goodchild has served as president since September 1997 and as chief operating officer since October 1994. He served as chief financial officer of the Company from September 1993 until September 1997. Mr. Goodchild served as the Company's vice president of finance and development from July 1992 to August 1993. From August 1989 through June 1992, Mr. Goodchild attended the University of Houston where he acquired a B.A. degree in Russian and Soviet Studies, and a B.A. degree in International Relations. He is fluent in Russian. Mr. Goodchild was project administrator of the Russian Petroleum Legislation Project from July 1992 to December 1992. From 1984 to March 1989, he was employed with MCorp, formerly a Dallas-based bank holding company, where he served as senior vice president and manager of credit administration of MCorp's Collection Bank. Additionally, Mr. Goodchild acquired a B.S. degree in finance from the University of Houston in 1978.

     Mr. Grossman has served as chief financial officer since September 1997 and as corporate secretary since December 1996. He served as comptroller from November 1995 until September 1997. From 1985 to 1995, he was audit senior manager for Deloitte & Touche LLP. Mr. Grossman was certified as a CPA in 1986. Mr. Grossman graduated from Indiana University in 1985 with a B.S. degree in accounting.

     Mr. Davier served as president of the Company since its inception in March 1991 until August 1995. Mr. Davier has served as a director and as the Company's managing director to Baltic International Airlines ("BIA") since June 1991. He served as senior traffic assistant of Air India from 1971 to 1975, and assisted in the start-up of Gulf Air in Oman from 1975 to 1978 and in the start-up of the Middle Eastern operations of Air Bangladesh and Sabena Belgian Airlines from 1978 to 1980. Mr. Davier has served as chairman of the board and president of Capricorn Travel and Tours, Inc. since April 1983. He is the founder and president of Capricorn Computers, established in 1985, which developed and markets the Capri 2020, a revenue accounting and management report system for travel agencies. He has been chief executive officer of Travel Stop, a Houston-based retail travel outlet, since 1990.
Mr. Davier graduated from Hislop College in Nagpur, India.

     Dr. Gregory served as treasurer, on a part-time basis, of the Company since its inception in March 1991 until August 1995. Dr. Gregory is the Cullen Professor of Economics and Finance at the University of Houston where he has been a faculty member since 1972. He was involved in creating the Petroleum Legislation Project with Russia and he served as project coordinator of the Russian Securities Project in conjunction with the Russian State Committee for Property Management and the various Russian stock exchanges. He serves as advisor to a number of major United States corporations on their Russian business activities, and has been active in the former Soviet Union for 25 years. He has served as chairman of the board of Amsovco International Consultants, Inc. since 1988. He has also served as a consultant to the World Bank. Dr. Gregory graduated from Harvard University with a Ph.D. in economics and is fluent in Russian and German. Dr. Gregory is the author of a text on the Soviet and Russian economies.

     Mr. Adolf af Jochnick, an American citizen, has been general counsel of Oriflame International, S.A. since 1990. He is admitted to the Bar in New York and Connecticut. Mr. Jochnick holds an LLB from Harvard Law School, an MA from the University of Kansas and a BA from the University of Stockholm, Sweden.

     Mr. Jonas af Jochnick, a Swedish citizen, has been chairman of the board and chief executive officer of ORESA Ventures S.A., a venture capital company concentrating on Eastern Europe and listed on the Stockholm stock exchange, since January 1995. Since June 1990, he has been chairman of the board and chief executive officer of Oriflame Eastern Europe, S.A. and vice chairman of Oriflame International S.A. The two Oriflame companies both manufacture cosmetic and skin care products which are marketed on a global basis. Oriflame International is listed on the London Stock exchange. Mr. Jochnick holds a law degree from the University of Stockholm, Sweden and an MBA from Harvard Business School.

     Mr. Padegs served as a managing director of Scudder, Stevens & Clark, an international investment and management firm from 1985 to 1996, has been employed with Scudder, Stevens & Clark since 1964 and is now Advisory Managing Director at that firm. He is the chairman and director of the Korea Fund and the Brazil Fund. He was born in Latvia and holds a Bachelor of Arts and a law degree from Yale University. Mr. Padegs is fluent in Latvian and German. In July 1994, he was appointed by President Clinton to the board of the Baltic American Enterprise Fund, a $50 million fund to promote private enterprise in the Baltic States.

     Mr. Reynolds has been president of Houston Grain Company since 1983 and vice president of Mid-America Grain Commodities since 1976. He also formed and is owner of Red River Grain Company. He is actively involved in various international business transactions. Mr. Reynolds is a graduate of Texas Christian University.

     Mr. Sandler has been a consultant to Global TeleSystems Group, Inc. ("GTS"), an independent telecommunications company in Russia, since 1995. Prior to that, he served as executive vice president from February 1994 to November 1995 and acting chief operating officer from April 1993 to February 1994 of GTS. From 1990 to 1994, he was an employee of Alan B. Slifka and Company. Since November 1995, he has been a principal of Pennwood Capital Corporation, a venture capital investment and management firm. Mr. Sandler received a B.A. degree from Cornell University in 1969, and an M.B.A. from the University of Chicago Graduate School of Business in 1976.

     Directors are divided into three classes with three directors in each class. The Class I directors hold office until the 1998 Annual Meeting of Shareholders, the Class II directors hold office until the 1999 Annual Meeting of Shareholders, and the Class III directors hold office until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified. The Audit Committee reviews and reports to the Board on the financial results of the Company's operations and the results of the audit services provided by the Company's independent accountants, including the fees and costs for such services. The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive compensation. The Nominating Committee selects director nominees for election to the Board of Directors. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of the directors and executive officers of the Company, except for Jonas af Jochnick and Adolf af Jochnick who are brothers.

Executive Compensation

     The following table sets forth information with respect to the Chief Executive Officer as well as the executive officers of the Company who received total annual salary and bonus for the fiscal year ended December 31, 1996 in excess of $100,000:

                          Summary Compensation Table


                                                                      Long-Term Compensation

                                     Annual Compensation (1)                       Securities
                                                                                   Underlying
Name and Principal    Fiscal                         All Other      Restricted      Options
Position               Year      Salary    Bonus     Compensation   Stock Awards  and Warrants
Robert Knauss,         1996     $120,000   $    0        $0              $0               0
 Chief Executive       1995      120,000   75,000 (2)     0               0         125,000 (3)
  Officer              1994       33,967        0         0               0          35,000

James Goodchild,       1996     $120,000  $     0        $0              $0               0
 Chief Operating and   1995      120,000   50,000 (2)     0               0         140,000 (3)
 Financial Officer     1994      115,583   30,000         0               0          50,000

_______________________
 (1) Neither of the named executive officers received perquisites or other benefits valued in excess of 10% of the total of reported annual salary and bonus.
 (2) The bonus for 1995 consisted of cash payments of $37,500 and $25,000 and the issuance of 25,000 and 16,667 shares of the Company's common stock to Messrs. Knauss and Goodchild, respectively.
 (3) Of these options and warrants, 35,000 and 50,000 stock options were originally granted in October 1994 to Messrs. Knauss and Goodchild, respectively, at an exercise price of $2.875 per share. In August 1995, these options were repriced at $1.125 per share.

Director Compensation

     Outside directors are entitled to receive options to purchase 10,000 shares of Common Stock in their first year of service and options to purchase 5,000 shares of Common Stock per year thereafter as compensation and reimbursement of out-of-pocket expenses to attend board meetings. Messrs. Padegs and Reynolds have each received options to purchase 5,000 shares of Common Stock pursuant to this arrangement. In addition, Mr. Padegs received an option to purchase 5,000 shares of Common Stock for consulting services rendered. Such options are exercisable for $1.125 per share and expire in October 1999. In December 1995, Messrs. Padegs, Reynolds and Sandler each received options to purchase 15,000 shares of Common Stock at a price of $1.375 per share pursuant to this arrangement. Also in December 1995, Messrs. Davier and Gregory each received options to purchase 50,000 shares of Common Stock at a price of $1.375 per shares for services rendered. Such options expire in December 2000. In December 1996, Messrs. Davier, Gregory, Padegs, Reynolds and Sandler each received options to purchase 5,000 shares of Common Stock at a price of $0.8125 per share. Such options expire in December 2001. In December 1997, Adolf af Jochnick and Jonas af Jochnick each received options to purchase 10,000 shares of common stock at a price of $0.40625 per share and Messrs. Davier, Gregory, Padegs, Reynolds and Sandler each received options to purchase 5,000 shares of common stock at a price of $0.40625 per share. Such options expire in December 2002. See "-Stock Options" and "--Certain Transactions."

Stock Options

     In September 1992, the Company adopted its 1992 Equity Incentive
Plan ("Plan"), which was amended effective March 1995, December 1995 and September 1997. The Plan provides for the issuance of incentive stock options and non-qualified options. An aggregate of 1,500,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Plan to employees, non-employee directors and consultants, subject to evergreen provisions included in the Plan. The Plan is administered by the compensation committee of the Company's Board of Directors. The compensation committee has the authority to determine, among other things, the size, exercise price, and other terms and conditions of awards made under the Plan. Subject to certain restrictions, the exercise price of incentive stock options may be no less than 100% of fair market value of a share of Common Stock on the date of grant. As of the date of this Prospectus, options to purchase an aggregate of 1,072,366 shares were outstanding under the Plan. Such options include:

     Expiration Date     Shares Under Option     Price      Date Exercisable
     September 1999            60,666            $0.50      September 1994
     October 1999             242,000            1.125      October 1994
     December 2000            198,000            1.375      December 1995
     September 2001            25,000            0.75       September 1996
     December 2001             25,000            0.8125     December 1996
     February 2003            238,350            0.421875   February 1998
     August 2004              238,350            0.421875   August 1999
     December 2002             45,000            0.40625    December 1997

     In August 1995, the Board of Directors repriced the options that were previously exercisable for $2.875 per share to $1.125 per share which was a price more consistent with current market prices. Such repricing was in consideration of services rendered in lieu of granting additional options to the holders. The resale of shares of Common Stock issued upon exercise of all of the Company's outstanding options is being registered under the Act pursuant to this Prospectus.

     The following table shows, as to the named executive officers, information concerning individual grants of stock options and warrants during 1996.

                    Option/Warrant Grants in Last Fiscal Year

                      Number of          % of Total
                      Securities      Options/Warrants
                      Underlying         Granted to
                   Options/Warrants     Employees in    Exercise Price
Name                   Granted              1996          Per Share     Expiration Date
Robert L. Knauss      25,000             41.67             $0.75        May 2001
James W. Goodchild         0              0.00               N/A        N/A
David A. Grossman     25,000             41.67             $0.75        September 2001

     The following table shows, as to the named executive officers, information concerning aggregate stock option and warrant exercises during 1996 and the stock option and warrant values as of December 31, 1996.

      Aggregated Option and Warrant Exercises in Last Fiscal Year
                 and Year End Option and Warrant Values

                                           Number of Securities
                                               Underlying        Value of Unexercised
                                              Unexercised            In-the-Money
                                           Options/Warrants at   Options/Warrants at
                   Shares                  December 31, 1996     December 31, 1996
                 Acquired on      Value       Exercisable/          Exercisable/
Name               Exercise      Realized    Unexercisable         Unexercisable
Robert L. Knauss         0          $0       134,500/30,000            $0/$0
James W. Goodchild  26,666           0       130,334/30,000        $2,083/$0
David A. Grossman        0           0        25,000/0                 $0/$0

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans.

Certain Transactions

     Effective June 30, 1995, $125,000 in aggregate principal amount of notes payable to Mr. Knauss was converted into 12,500 shares of Preferred Stock, convertible into 62,500 shares of Common Stock. In December 1995,
Mr. Knauss advanced an aggregate of $20,000 bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Mr. Knauss warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000. In May 1996, Mr. Knauss loaned an aggregate of $250,000 to the Company bearing interest at a rate of 14% per annum, which was repaid in September 1997. In connection with this loan, Mr. Knauss received a warrant to purchase 25,000 shares of Common Stock at an exercise price of $0.75 per share, which warrant became exercisable in May 1996 and expires in May 2001. Mr. Knauss has received renewal fees aggregating $25,000 for renewals of this loan. In May 1997, Mr. Knauss advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Knauss warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In March 1995, the Gregory Family Partnership, an affiliate of Dr. Gregory, loaned $100,000 to the Company, which loan bears interest at a rate of 10% per annum. In connection with this loan, Dr. Gregory's affiliate received a warrant to purchase 10,000 shares at an exercise price of $1.00 per share, which warrant became exercisable in August 1995 and expires in October 1999. Effective June 30, 1995, $235,000 in aggregate principal amount of notes payable to Dr. Gregory or his affiliates was converted to 23,500 shares of Preferred Stock, which are convertible into 117,500 shares of Common Stock. In December 1995, an affiliate of Dr. Gregory advanced an aggregate of $20,000 bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Dr. Gregory's affiliate warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000. In May 1997, Mr. Gregory and the Gregory Family Partnership advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Gregory and the Gregory Family Partnership warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     Effective June 30, 1995, a $50,000 note payable to Mr. Davier was converted to 5,000 shares of Preferred Stock, which are convertible into 25,000 shares of Common Stock.

     In May 1994, Baltic World Holdings, a company owned by Messrs. Knauss, Davier and Gregory, leased two Boeing 727 aircraft from an unaffiliated third party for an aggregate monthly lease payment of $61,378. These airplanes were subleased by this affiliate to BIA for an aggregate monthly lease payment of $80,000. The affiliate assigned all of the revenues and expenses under the leases and subleases to the Company and the Company guaranteed the affiliate's obligations under the leases. The Company returned the aircraft to the owner in 1996.

     In March 1995, Mr. Padegs advanced $50,000 to the Company, which loan bears interest at a rate of 10% per annum. In connection with this loan, Mr. Padegs received a warrant to purchase 5,000 shares at an exercise price of $1.00 per share, which warrant became exercisable in August 1995 and expires in October 1999. Effective June 30, 1995, $75,000 in aggregate principal amount of notes payable to Mr. Padegs was converted to 7,500 shares of Preferred Stock, which are convertible into 37,500 shares of Common Stock. In December 1995, Mr. Padegs advanced an aggregate of $20,000, bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000. In October 1996, Mr. Padegs advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.5625 per share, which warrants are currently exercisable and expire in October 2001. In May 1997, Mr. Padegs advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Padegs warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     In May 1997, Mr. Reynolds advanced an aggregate of $10,000, bearing interest at a rate of 12% per annum, which was repaid in August 1997. In connection with this advance, the Company issued Mr. Reynolds warrants to purchase an aggregate of 1,000 shares of common stock at a price of $0.50 per share, which warrants are currently exercisable and expire in May 2002.

     Effective June 30, 1995, a $50,000 note payable to Mr. Goodchild was converted to 5,000 shares of Preferred Stock, which are convertible into 25,000 shares of Common Stock. In December 1995, Mr. Goodchild advanced an aggregate of $20,000, bearing interest at a rate of 10% per annum, which was repaid in March 1996. In connection with this advance, the Company issued Mr. Goodchild warrants to purchase an aggregate of 2,000 shares of Common Stock at a price of $1.00 per share, which warrants are currently exercisable and expire in December 2000.

     In December 1994, Mr. Knauss guaranteed a $50,000 bank loan to the Company. In March 1995, the principal amount of this loan was increased to $100,000, the interest rate was increased from 10.5% to 11.25% per annum and Mr. Davier was added as a guarantor. The balance of the loan is $21,800 at September 30, 1997 and is being amortized through monthly payments until the end of 1997.

     In June 1995, Mr. Sandler purchased 25,000 shares of Common Stock for $25,000. In August 1995, the Company issued a warrant to purchase 55,000 shares at an exercise price of $1.00 per share to Mr. Sandler for services rendered prior to his election to the board. This warrant expires in August 2000.

     In July 1997, ORESA Ventures N.V., an affiliate of Jonas af Jochnick, advanced $500,000 to the Company, bearing interest at a rate of 13% per annum. This loan was repaid in September 1997.

     In August and September 1997, Celox S.A., an affiliate of Jonas af Jochnick, purchased an aggregate of 2,500,000 shares of Common Stock for $1,000,000. In connection with this private placement, the Company issued warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $0.65 per share, which warrants are currently exercisable and expire in August 2002. Additionally in August and September 1997, ORESA Ventures N.V. purchased an aggregate of 3,750,000 shares of Common Stock for $1,500,000. In connection with this private placement, the Company issued warrants to purchase 3,750,000 shares of Common Stock at an exercise price of $0.65 per share, which warrants will be currently exercisable and expire in August 2002.

     In October 1997, ORESA Ventures N.V. advanced $2,000,000 to the Company, bearing interest at a rate of 13% per annum. Principal and interest are due at the maturity date of January 29, 1999.

     Management believes that all prior related party transactions are on terms no less favorable to the Company as could be obtained from unaffiliated third parties. All ongoing and future transactions with such persons, including any loans to such persons, will be approved by a majority of disinterested, independent outside members of the Company's Board of Directors.

Limitation on Directors' Liability; Indemnification

     Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. The Articles of Incorporation of the Company limit the liability of directors of the Company (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Article 2.41 under the Texas Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity. Section 2.41 of the Texas Business Corporation Act relates to directors' liability for unlawful dividends and stock issuances.

     The inclusion of this provision in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. However, such limitation on liabilities does not affect the standard of conduct with which directors must comply, the availability of equitable relief or any causes of action based on federal law.

     The Company's Articles of Incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Articles of Incorporation include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination; (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             PRINCIPAL SHAREHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of Common Stock at December 17, 1997 by (i) each person who owns beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and officers as a group. See "Management-Certain Transactions."

                                             Shares Beneficially Owned
Name of Beneficial Owner (1)                Number                Percent
Jonas af Jochnick                         12,510,000  (2)          57.60
Citibank (Switzerland)                     1,000,000                6.47
Robert L. Knauss                             910,763  (3)           5.78
Paul R. Gregory                              894,557  (4)           5.65
Homi M. Davier                               640,180  (5)           4.09
James W. Goodchild                           354,034  (6)           2.26
Juris Padegs                                 311,252  (7)           2.00
Morris A. Sandler                            130,000  (8)           0.84
Ted Reynolds                                  81,000  (9)           0.52
David A. Grossman                             65,667 (10)           0.42
Adolf af Jochnick                             10,000 (11)           0.06
All directors and executive officers
   as a group (10 persons)                15,907,454 (12)          68.93

 (1) The business address of each individual is the same as the address of the Company's principal executive offices except for Mr. Jonas af Jochnick whose business address is Place Flagey 7, bte 7, 1050 Brussels, Belgium; Citibank (Switzerland) whose business address is P. O. Box 244, Zurich, Switzerland CH-8021; Mr. Padegs whose business address is 345 Park Avenue,
New York, New York  10154; Mr. Reynolds whose business address is 1300 Post
Oak Boulevard, Suite 770, Houston, Texas 77056; Mr. Sandler whose business address is 477 Madison Avenue, 8th Floor, New York, New York 10022; and Mr. Adolf af Jochnick whose business address is P.O. Box 71859, West Hartford, Connecticut 06127.
 (2) Includes an aggregate of 6,260,000 shares subject to warrants which are currently exercisable. Celox S.A., which is 100% owned by Jonas af Jochnick, owns 2,500,000 shares and 2,500,000 warrants. ORESA Ventures N.V., an affiliate of Mr. Jochnick, owns 3,750,000 shares and 3,750,000 warrants.
 (3) Includes an aggregate of 299,909 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable. Excludes an aggregate of 367,050 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.
 (4) Includes an aggregate of 379,188 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (5) Includes an aggregate of 174,013 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (6) Includes an aggregate of 200,763 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable. Excludes an aggregate of 216,000 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.
 (7) Includes 133,811 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable.
 (8) Includes 105,000 shares subject to options and warrants which are currently exercisable.
 (9) Includes 31,000 shares subject to options and warrants which are currently exercisable.
(10) Includes 25,000 shares subject to options which are currently exercisable. Excludes an aggregate of 132,000 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.
(11) Includes an aggregate of 10,000 shares subject to options which are currently exercisable.
(12) Includes an aggregate of 7,618,685 shares subject to options, warrants and Series A Preferred Stock which are currently exercisable. Excludes an aggregate of 715,050 shares subject to options which are not currently exercisable and shares to be issued for services to be rendered.

                               DESCRIPTION OF SECURITIES

     Under the Company's Articles of Incorporation, the authorized capital stock of the Company consists of 40,500,000 shares, of which 40,000,000 shares are Common Stock, 499,930 shares are Series A Preferred Stock, par value $10.00 per share ("Series A Preferred Stock") and 70 shares are Series B Preferred Stock, par value $10.00 per share ("Series B Preferred Stock"). As of the date of this Prospectus, the Company had outstanding 15,460,348 shares of Common Stock, 123,000 shares of Series A Preferred Stock and 16 shares of Series B Preferred Stock. The Company has reserved 1,072,366 shares for issuance upon exercise of outstanding stock options, 10,035,845 shares for issuance upon exercise of outstanding warrants, 1,322,579 shares for issuance upon conversion of outstanding shares of Series A Preferred Stock and 800,611 shares for issuance upon conversion of outstanding shares of Series B Preferred Stock.

Common Stock

     The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of the Company. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Articles, including provisions governing any Preferred Stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general shareholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, upon payment therefor, validly issued, fully paid and non-assessable.

     Subject to the rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.
In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The resale of 9,048,388 shares of Common Stock issued and outstanding is being registered hereby.

Preferred Stock

     The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the Common Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company.

     Effective June 30, 1995, the Company created its Convertible Redeemable Series A Preferred Stock (defined herein as "Series A Preferred Stock"), $10 par value, and issued 118,500 shares thereof upon conversion of $1,185,000 in aggregate principal amount of long-term indebtedness. In September 1995, the Company issued an additional 4,500 shares of Series A Preferred Stock upon conversion of $45,000 in aggregate principal amount of long-term indebtedness. The Series A Preferred Stock: (i) is redeemable only at the option of the Company and only during the 30-day period beginning on December 31 and June 30 of each year that the Preferred Stock is outstanding; (ii) is convertible at any time by the holders thereof at the initial conversion price of $2.00 per share;
(iii) carries a liquidation preference of $10 per share; (iv) is non-voting; and
(v) accrues cumulative cash dividends per share at an annual rate equal to 10% of the stated value per share, payable in equal quarterly installments. As of the date of this Prospectus, the conversion price of the Series A Preferred Stock is $0.93 per share. The resale of 1,322,579 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock is being registered hereby.

     Effective February 22, 1996, the Company created its Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock"). The Company is authorized to issue 70 shares of Series B Preferred Stock, $25,000 stated value and $10 par value per share. The Company issued 50 shares thereof for aggregate net proceeds of $1,093,750 in February and March 1996. The Series B Preferred
Stock: (i) is not entitled to receive dividends; (ii) is convertible at any time by the holders thereof on or after the 55th day after the date that the shares were issued at a conversion price equal to the lesser of $2 per share or 82% of the five-day average closing bid price of the Company's Common Stock; (iii) is non-voting; (iv) carries a liquidation preference of $25,000 per share plus interest equal to 10% of the stated value per annum since the issuance date, and after payment in full of the Series A Preferred Stock; and (v) is redeemable only at the option of the Company if the conversion price is $0.75 or less per share. In October 1996, the conversion price was changed to the lessor of $0.55 per share or 82% of the five-day average closing bid price of the Company's Common Stock.

     The voting rights of the holders of Company Common Stock will be diluted upon conversion of the Preferred Stock and the holders of the Preferred Stock will have preferential dividend and liquidation rights over the holders of Common Stock. Furthermore, when and if the Company becomes profitable, the issuance of shares of Preferred Stock will have a dilutive effect on the per share value of the Common Stock.

Public Warrants

     The Company issued 800,000 Public Warrants in its initial public offering in April 1994, of which 799,950 are currently outstanding. The Public Warrants are exercisable to purchase an aggregate of 399,975 shares of Common Stock at a price of $6.00 per share, and expire on April 26, 1998. The warrant agreement governing the Public Warrants provides for the right of redemption at $0.05 per Public Warrant if the high bid price of the Common Stock as reported on Nasdaq equals or exceeds $10.00 for 30 consecutive trading days. The issuance of 399,975 shares of Common Stock upon exercise of the outstanding Public Warrants is being registered hereby.

     Each holder of a Public Warrant may exercise such Public Warrant by surrendering the certificate evidencing such Public Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. The exercise price will be payable in cash or by certified or official bank check payable to the Company. Subject to certain limited exceptions, no adjustments as to any dividends with respect to the shares of Common Stock of the Company will be made upon any exercise of Public Warrants. If less than all of the Public Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Public Warrants. Certificates evidencing the Public Warrants may be exchanged for new certificates of different denominations by presenting the Public Warrant certificate at the office of the Warrant Agent.

Warrants

     Representative's Warrants. In connection with the Company's initial public offering in April 1994, the Company issued to the representative of the group of underwriters of such offering a warrant authorizing its holder to purchase 120,000 shares of Common Stock at exercise prices between $6.00 and $9.80 per share, exercisable between April 1995 and April 1999. The holder of this warrant holds certain registration rights; however, the issuance of the shares underlying this warrant is not being registered hereby.

     Bridge Warrants. In connection with certain financing obtained by the Company from related and unrelated parties between August 1993 and May 1997, the Company issued bridge warrants to purchase a total of 9,070,370 shares of Common Stock at a price from $0.4375 to $1.1875 per share, subject to adjustment. These bridge warrants are presently exercisable and terminate as follows:

     Expiration Date          Shares Under Warrant          Price
     August 1998                    4,000                   $1.00
     August 1998                  129,996                    0.82
     February 1999                 29,999                    0.82
     October 1999                 148,000                    0.82
     December 2000                 10,000                    0.82
     March 2001                    78,125                    2.40
     May 2001                      25,000                    0.75
     October 2001                   1,000                    0.5625
     November 2001                500,000                    0.75
     December 2001                 25,000                    0.75
     February 2002                 10,000                    0.50
     March 2002                    10,000                    0.53125
     April 2002                    10,000                    0.50
     April 2002                   267,500                    0.75
     April 2002                     6,750                    0.8438
     April 2002                     6,750                    0.9063
     April 2002                     6,750                    1.1875
     May 2002                      10,000                    0.45313
     May 2002                       4,000                    0.50
     May 2002                     750,000                    0.65
     June 2002                     10,000                    0.4375
     June 2002                     58,750                    0.75
     July 2002                     10,000                    0.4375
     July 2002                     63,750                    0.75
     August 2002                6,250,000                    0.65
     August 2002                  625,000                    0.50
     August 2002                   10,000                    0.6875
     September 2002                10,000                    0.65625
                               ----------
     Total                      9,070,370
                               ==========

     Employees' and Consultants' Warrants. In 1995, the Company issued warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, which warrants expire in May 2000. In August 1995, the Company issued warrants to purchase an aggregate of 90,500 shares of Common Stock at an exercise price of $1.00 per share, which warrants expire in August 2000. In November 1995, the Company issued warrants to purchase an aggregate of 15,000 shares of Common Stock at an exercise price of $2.25 per share, which warrants expire in November 2000. All of the foregoing warrants were issued to consultants and employees for services rendered and are presently exercisable. In December 1995, the Company issued warrants to purchase an aggregate of 240,000 shares of Common Stock to employees for services rendered. These warrants are exercisable for $1.375 per share and expire in December 2000. All of these warrants are currently exercisable.

     The resale of the shares of Common Stock underlying the Bridge Warrants and Employees' and Consultants' Warrants is being registered hereby pursuant to registration rights granted to the holders thereof. The Company has agreed to pay all expenses in connection with such registration, except for underwriting discounts and commissions and legal fees for counsel to the holders.

Transfer Agent

     The Company's transfer agent for the Common Stock, and the Warrant
Agent for the Public Warrants, is Harris Trust & Savings Bank, 700 Louisiana, Suite 3350, Houston, Texas 77002-2729.



                PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

     This Prospectus relates to the issuance of an aggregate of 1,288,850 shares upon exercise of Public Options and Public Warrants and shares to be issued for services to be rendered in the future. This Prospectus also relates to the resale of 20,308,678 shares by the Selling Shareholders. The shares being registered for resale include (i) 119,175 shares to be issued for services rendered; (iii) 9,048,388 shares issued and outstanding; (ii) 9,515,870 shares to be issued upon exercise of outstanding Resale Warrants;
(iv) 302,666 shares to be issued upon exercise of outstanding Resale Options; and (v) 1,322,579 shares to be issued upon conversion of outstanding shares of Series A Preferred Stock.

     The following tables set forth certain information with respect to the issuance by the Company of shares of Common Stock upon exercise of Public Options and Public Warrants and shares to be issued for services to be rendered in the future; as well as the resale of Common Stock by the Selling Shareholders, including the resale of shares of Common Stock issued and outstanding, and shares to be issued for services rendered and shares underlying Resale Warrants, Resale Options and, Series A Preferred Stock. The Company will not receive any proceeds from the resale of Common Stock by the Selling Shareholders. However, the Company will receive the exercise price per share upon exercise of the Public Options and Public Warrants.

            Issuance of Common Stock by the Company Upon
     Exercise of Public Warrants ("PW") and Public Options ("PO") and Shares to be Issued for Services to be Rendered in the Future("IF")


                                               Exercise or
                              Conversion         Number            Expiration
Holder                          Price          of Shares              Date
Public Warrant Holders         $6.00           399,975 PW         April 1998
R. Knauss (1)                   0.421875       122,350 PO         February 2003
                                0.421875       122,350 PO         August 2004
                                0.421875        61,175 IF         August 1999
J. Goodchild (1)                0.421875        72,000 PO         February 2003
                                0.421875        72,000 PO         August 2004
                                0.421875        36,000 IF         August 1999
D. Grossman (1)                 0.75            25,000 PO         September 2001
                                0.421875        44,000 PO         February 2003
                                0.421875        44,000 PO         August 2004
                                0.421875        22,000 IF         August 1999
H. Davier (1)                   1.375           50,000 PO         December 2000
                                0.8125           5,000 PO         December 2001
                                0.40625          5,000 PO         December 2002
P. Gregory (1)                  1.375           50,000 PO         December 2000
                                0.8125           5,000 PO         December 2001
                                0.40625          5,000 PO         December 2002
D. Janacek                      1.375           30,000 PO         December 2000
J. Padegs (1)                   1.375           15,000 PO         December 2000
                                0.8125           5,000 PO         December 2001
                                0.40625          5,000 PO         December 2002
M. Sandler (1)                  1.375           15,000 PO         December 2000
                                0.8125           5,000 PO         December 2001
                                0.40625          5,000 PO         December 2002
T. Reynolds (1)                 1.375           15,000 PO         December 2000
                                0.8125           5,000 PO         December 2001
                                0.40625          5,000 PO         December 2002
A. Jochnick (1)                 0.40625         10,000 PO         December 2002
J. Jochnick (1)                 0.40625         10,000 PO         December 2002
D. Arnett                       1.375           10,000 PO         December 2000
D. Solon                        1.375           10,000 PO         December 2000
M. Behrana                      1.375            3,000 PO         December 2000

(1) These persons are officers and/or directors of the Company. See "Management-Executive Officers and Directors" and "- Certain
Transactions."



     Resale by Selling Shareholders of Shares Currently Outstanding ("S"); and Shares Underlying Series A Preferred Stock ("P"), Resale Warrants ("W") and
          Resale Options ("O") and Shares to be Issued Currently ("IC")


                               Shares
                             Beneficially                Shares
                                Owned                  Beneficially
                                Before       Amount    Owned After
Holder                        Resale (2)     Offered      Resale      Percentage

ORESA Ventures N.V. (1)      7,500,000     3,750,000 S          0          0.00
                                           3,750,000 W
Celox S.A. (1)               5,000,000     2,500,000 S          0          0.00
                                           2,500,000 W
Citibank (Switzerland)       1,000,000     1,000,000 S          0          0.00
R. Knauss (1)                  938,763        35,179 S    542,500          3.51
                                             134,409 P
                                             130,500 W
                                              35,000 O
                                              61,175 IC
P. Gregory (1)                 834,557        44,702 S    470,667          3.04
                                             252,688 P
                                              26,500 W
                                              40,000 O
R. Chiste                      800,000       400,000 S          0          0.00
                                             400,000 W
Rauscher Pierce & Clark
(Guernsey) Limited             705,000       705,000 W          0          0.00
R. Gibson                      665,965       537,634 P          0          0.00
                                             128,331 W
H. Davier (1)                  587,442         7,262 S    466,167          3.02
                                              53,763 P
                                              25,250 W
                                              35,000 O
Roanne Securities Limited      400,000       200,000 S          0          0.00
                                             200,000 W
J. Goodchild (1).              395,391        31,429 S    127,199          0.82
                                              53,763 P
                                              97,000 W
                                              50,000 O
                                              36,000 IC
Otto Candies, Inc.             340,000       340,000 W          0          0.00
Eureka Communications, Inc.    306,213         6,213 S    300,000          1.94
J. Padegs (1).                 286,252        14,107 S    163,334          1.06
                                              80,645 P
                                              11,500 W
                                              16,666 O
R. Nelson                      200,000       100,000 S          0          0.00
                                             100,000 W
E. B. Mosher                   196,527       107,527 P     68,000          0.44
                                              10,000 W
                                              11,000 O
T.G. Shown Associates, Inc.    174,000       174,000 S          0          0.00
Regal International Capital,
Inc.                           151,250       151,250 W          0          0.00



                               Shares
                             Beneficially                Shares
                                Owned                  Beneficially
                                Before       Amount    Owned After
Holder                        Resale (2)     Offered      Resale      Percentage

T. Glenister                   143,627        63,627 S          0          0.00
                                              60,000 W
                                              20,000 O
M. Sandler (1)                 105,000        25,000 S          0          0.00
                                              80,000 W
Nelson Partners                100,000       100,000 W          0          0.00
D. Brown                       100,000        50,000 S          0          0.00
                                              50,000 W
N. Alston                      100,000       100,000 W          0          0.00
Celcius Limited                100,000       100,000 S          0          0.00
D. Brown                        95,000        95,000 S          0          0.00
N. Young                        80,000        80,000 S          0          0.00
D. Grossman (1)                 62,667        16,667 S     24,000          0.16
                                              22,000 IC
Young Family Trust              58,763         5,000 W          0          0.00
                                              53,763 P
T. Reynolds (1)                 56,000         1,000 W     50,000          0.32
                                               5,000 O
M. Weisser                      52,887         4,500 W          0          0.00
                                              48,387 P
JS Partners                     50,000        50,000 S          0          0.00
M. Ostrow.                      50,000        50,000 S          0          0.00
S. Collector                    40,000        18,000 S          0          0.00
                                              22,000 O
Concordia Partners, L.P.        40,000        40,000 W          0          0.00
Celika Storm Management Trust
1996                            37,500        37,500 W          0          0.00
Sheffield Corporation           35,500        35,500 W          0          0.00
S. Beracha and/or B.
Beracha                         32,500        32,500 W          0          0.00
A. Mann                         30,000        20,000 S     10,000          0.06
Profin Enterprises SA           30,000        30,000 W          0          0.00
Bypass Trust Created Under
the 1992 Plant Management
Trust Dtd 3/6/92                25,000        25,000 W          0          0.00
A. Abele                        25,000        25,000 S          0          0.00
R. DelVecchio                   25,000        25,000 S          0          0.00
A. Meruelo                      25,000        25,000 S          0          0.00
J. Moriarty                     25,000        25,000 S          0          0.00
Wheaten Partners                25,000        25,000 W          0          0.00
George S. Hawn Properties       25,000        25,000 W          0          0.00
D.A. and A.R. Smith             25,000        25,000 W          0          0.00
J. Copeland                     24,000        24,000 S          0          0.00
R. Beracha and/or F. Beracha    23,750        23,750 W          0          0.00
B. Young                        23,433        18,333 W      5,100          0.03
Wall Street Financial           21,202        21,202 S          0          0.00
Adriatica de Seguros, C.A.      20,000        20,000 W          0          0.00
K. Lowe                         20,000        20,000 S          0          0.00
S. Cole                         20,000        20,000 S          0          0.00



                               Shares
                             Beneficially                Shares
                                Owned                  Beneficially
                                Before       Amount    Owned After
Holder                        Resale (2)     Offered      Resale      Percentage

D. Boorman                      20,000        20,000 S          0          0.00
S. Oliver                       20,000        20,000 O          0          0.00
Mosher International            20,000         4,000 W     16,000          0.10
R. Beracha                      16,250        16,250 W          0          0.00
D. Solon                        15,000        15,000 O          0          0.00
Hawn Interests Ltd.
Partnership                     12,500        12,500 W          0          0.00
William B. Miller Family
Investments Ltd. .              12,500        12,500 W          0          0.00
Daniel A. Pedrotti Family
Investments Ltd.                12,500        12,500 W          0          0.00
Chapman Freeborn                10,000        10,000 W          0          0.00
G. Lejins                       10,000        10,000 O          0          0.00
Patrick B. Sands                10,000        10,000 W          0          0.00
M. Beracha                      10,000        10,000 W          0          0.00
Inversora HS 2014, C.A.         10,000        10,000 W          0          0.00
A. Santos-Buch                  10,000        10,000 S          0          0.00
E. O. Boshell, Jr.              10,000        10,000 W          0          0.00
Perseus Holdings, Ltd.           9,375         9,375 W          0          0.00
C. R. Mueller                    8,333         8,333 W          0          0.00
M. Walsh                         8,333         8,333 W          0          0.00
M. Behrana                       7,000         7,000 O          0          0.00
J. Valhanrat                     6,000         6,000 O          0          0.00
D. Janacek                       5,800         5,000 O        800          0.01
D. Arnett                        5,000         5,000 O          0          0.00
D. Evans                         5,000         5,000 W          0          0.00
H. Azadian                       5,000         5,000 W          0          0.00
V. Rodricks                      5,000         5,000 W          0          0.00
P. Gerard                        5,000         5,000 W          0          0.00
D. Mills                         5,000         5,000 W          0          0.00
Bailey Lafayette Harrison
Trust B                          4,583         4,583 W          0          0.00
Peyton Bunker Sands Trust B      4,583         4,583 W          0          0.00
Julia Elizabeth Sands Trust B    3,056         3,056 W          0          0.00
Haven Starbuck Sands Trust B     3,055         3,055 W          0          0.00
Stark Bunker Sands Trust B       3,055         3,055 W          0          0.00
Jacob Cayce Sands Trust B        3,055         3,055 W          0          0.00
Lydia Lygon Sands Trust B        3,055         3,055 W          0          0.00
John Clayton Sands Trust B       3,055         3,055 W          0          0.00
N. Sethi                         2,500         2,500 W          0          0.00
V. K. Sethi                      2,500         2,500 W          0          0.00
Caroline Anne Harrison Trust B   2,292         2,292 W          0          0.00
Hassie Elizabeth Harrison
Trust B                          2,292         2,292 W          0          0.00
Laurie Francis Harrison Trust B  2,292         2,292 W          0          0.00
Lyda Hunt Caroline Trust-
  Patrick B. Sands               2,292         2,292 W          0          0.00
B. Higley                        2,000         2,000 S          0          0.00
D. Cameron                       2,000         2,000 W          0          0.00
________________________
(1) These shares are beneficially owned by officers and/or directors of the Company. See "Management-Executive Officers and Directors" and "-
Certain Transactions."

(2) Shares Beneficially Owned Before Resale include shares of Common Stock by the Company currently outstanding ("S") and shares underlying exercisable Preferred Stock ("P"), Resale Warrants ("W"), and Resale
Options ("O") and shares to be issued currently ("IC").

     The 20,308,678 shares offered by the Selling Stockholders may be sold by the Selling Stockholders from time to time as market conditions permit in the market, or otherwise at prices and terms then prevailing or at prices related to the current market price, or in negotiated transactions. The Selling Shareholders may sell their shares in unsolicited ordinary brokerage transactions or privately negotiated transactions between the Selling Shareholders and purchasers without a broker. The 1,288,850 shares to be issued by the Company upon exercise of the Public Options and Public Warrants and for services to be rendered in the future are being offered on a "best-efforts, no minimum" basis.

     A current prospectus must be in effect at the time of the sale of the Common Stock to which this Prospectus relates. Any Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus.

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance and resale of shares hereby will be passed upon for the Company by Norman T. Reynolds, Esq. of Bowersox, Herron & Williamson, L.L.P., Houston, Texas. Mr. Norman Reynolds is no relation to Ted Reynolds, a director of the Company.

                                     EXPERTS

     On August 30, 1996, BDO Seidman, LLP informed the Company that it was resigning from its position as the Company's accounting firm and on November 8, 1996, the Company approved the engagement of Arthur Andersen LLP as the Company's independent accountants. The audit opinion of BDO Seidman, LLP for the year ended December 31, 1995 included an explanatory paragraph relating to the Company's ability to continue as a going concern. There were no disagreements between the Company and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if unresolved, would have caused BDO Seidman, LLP to make reference to the disagreement in their report.

     The financial statements and schedules as of December 31, 1995 and for the year then ended included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report
(which contains an explanatory paragraph regarding going concern uncertainties) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The financial statements and schedules as of December 31, 1996 and for the year then ended included in this Prospectus and in the Registration Statement to the extent and for the periods set forth in their report, as indicated in their report with respect thereto, have been audited by Arthur Andersen LLP, independent public accountants, are included herein in reliance upon the authority of said firm as experts in auditing and accounting. Reference is made to said report in which the opinion is qualified with respect to the Company's ability to continue as a going concern.




                         BALTIC INTERNATIONAL USA, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page

Report of independent public accountants                                     F-2

Independent auditors' report                                                 F-3

Consolidated balance sheets at September 30, 1997 and December 31, 1996      F-4

Consolidated statements of operations for the nine months ended
  September 30, 1997 and 1996 and the years ended December 31, 1996
  and 1995                                                                   F-5

Consolidated statements of shareholders' equity for the nine months
  ended September 30, 1997 and the years ended December 31, 1996 and 1995    F-6

Consolidated statements of cash flows for the nine months ended
  September 30, 1997 and 1996 and the years ended December 31, 1996
  and 1995                                                                   F-8

Notes to consolidated financial statements                                   F-9

                                      F-1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Baltic International USA, Inc.

We have audited the consolidated balance sheet of Baltic International USA, Inc. as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Baltic International USA, Inc. is a joint operation partner in a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baltic International USA, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has consistently incurred losses for the last several years, including a loss of $1,248,543 in 1996. As of December 31, 1996, the Company has a working capital deficit of $2,300,157 and generated an operating cash deficit of $2,082,722 in 1996. The Company has historically relied on cash provided by financing activities from outside sources to fund its capital and operating requirements. During 1996, management obtained a short term note payable due in November 1997 to fund its current operations and capital requirements. This note is secured by an option agreement in which the Company may put its shares in Air Baltic to Scandinavian Airlines Systems (SAS) for $1,759,050 in cash during the period from June 1, 1997 to August 31, 1998. Management believes that it will be successful in its efforts to refinance this $2,000,000 note payable, as well as the other notes payable discussed in Note 5 to the consolidated financial statements. Should the Company be unable to refinance these notes or obtain alternative financing, it would exercise its right to put its shares and use the proceeds to partially repay the $2,000,000 note payable. The Company has also engaged an investment banker to raise additional equity financing of $2,500,000 on a best efforts basis to fund its long-term business strategy. In the event the Company does not obtain the necessary financing, there can be no assurance that the Company will be able to meet its obligations as they become due or realize the recorded value of its assets. The conditions described above raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




ARTHUR ANDERSEN LLP


Houston, Texas
April 15, 1997

                                      F-2

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Baltic International USA, Inc.

We have audited the consolidated balance sheet of Baltic International USA, Inc. as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Baltic International USA, Inc. is a joint operation partner in a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baltic International USA, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a significant interest in Baltic International Airlines which has incurred losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




BDO Seidman, LLP


Houston, Texas
April 2, 1996

                                      F-3

                       BALTIC INTERNATIONAL USA, INC.
                        Consolidated Balance Sheets




                                              September 30,      December 31,
                                                   1997               1996
                                               (unaudited)         (audited)
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                     $ 1,263,556         $ 384,245
 Accounts receivable                               113,549            43,810
 Inventory                                         180,425            47,741
 Prepaids and deposits                              82,915           166,362
                                                ----------        ----------
 Total current assets                            1,640,445           642,158
                                                ----------        ----------
PROPERTY AND EQUIPMENT, net                         15,607            18,182
INVESTMENT IN AND ADVANCES TO JOINT OPERATIONS   4,149,952         3,446,775
OTHER ASSETS                                       187,430           233,791
GOODWILL, NET                                      216,213           238,308
                                                ----------        ----------
 Total assets                                  $ 6,209,647       $ 4,579,214
                                                ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued liabilities        $ 722,239         $ 436,760
 Short-term debt, net                            2,069,918         2,285,597
 Commitments for guarantees on BIA liabilities      71,375           146,375
 Other current liabilities                          73,864            73,583
                                                ----------        ----------
 Total liabilities                               2,937,396         2,942,315
                                                ----------        ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Preferred stock:
  Series A, convertible, $10 par value,
    499,930 shares authorized, 123,000 shares
    issued and outstanding                       1,230,000         1,230,000
  Series B, convertible, $10 par value,
    $25,000 stated value,  70 shares
    authorized, 18 and 34 shares issued and
    outstanding                                    450,000           850,000
 Common stock, $.01 par value, 20,000,000
    shares authorized, 15,361,263 and
    7,302,108 shares issued and 14,849,377
    and 7,302,108 shares outstanding               153,613            73,021
 Additional paid-in capital                     12,991,218         9,905,403
 Accumulated deficit                           (11,304,859)      (10,421,525)
 Treasury stock, at cost                          (247,721)                -
                                                ----------        ----------
 Total stockholders' equity                      3,272,251         1,636,899
                                                ----------        ----------
 Total liabilities and stockholders' equity    $ 6,209,647       $ 4,579,214
                                                ==========        ==========

     See accompanying notes to consolidated financial statements.

                        BALTIC INTERNATIONAL USA, INC.
                     Consolidated Statements of Operations


                                    Nine Months Ended
                                       September 30,         Year Ended December 31,
                                    ------------------       -----------------------
                                  1997          1996              1996           1995
                              (unaudited)   (unaudited)
REVENUES:
 Freight revenue             $   160,654    $   454,383      $   557,057    $   577,542
 Food distribution               263,549        229,574          276,733         21,685
 General sales agency revenue     58,500         38,500           59,000              -
 Wet Lease Agreement with Air
   Baltic                              -              -                -      1,500,000
 Fee revenue                           -              -                -      1,500,000
 Aircraft rental income from
   BIA                                 -              -                -        480,000
 Commissions from BIA                  -              -                -         78,845
 Net equity in earnings of
   joint operations              354,337        376,657          420,467        369,223
                              ----------     ----------       ----------     ----------
 Total operating revenues        837,040      1,099,114        1,313,257      4,527,295
                              ----------     ----------       ----------     ----------

OPERATING EXPENSES:
 Cost of revenue:
  Aircraft rental                      -              -                -        605,289
  Freight                        104,133        216,578          301,665        342,652
  Food distribution              178,054        166,475          213,044         21,373
 Personnel and consulting        474,752        775,029          965,560      1,108,946
 Legal and professional           73,193         65,308           91,900        324,916
 Other general and
   administrative                317,349        312,613          428,408        961,458
 Reserve of investment in BIA          -        612,385          812,385      3,440,445
                              ----------     ----------       ----------     ----------
 Total operating expenses      1,147,481      2,148,388        2,812,962      6,805,079
                              ----------     ----------       ----------     ----------

LOSS FROM OPERATIONS            (310,441)    (1,049,274)      (1,499,705)    (2,277,784)
                              ----------     ----------       ----------     ----------

OTHER INCOME (EXPENSE):
 Interest expense               (408,381)       (47,513)        (132,034)      (197,505)
 Interest income                   3,278         19,845            3,800        195,415
 Other                            66,992        352,790          395,090        152,250
                              ----------     ----------       ----------     ----------
TOTAL OTHER INCOME (EXPENSE)    (338,111)       325,122          266,856        150,160
                              ----------     ----------       ----------     ----------

LOSS BEFORE INCOME TAXES        (648,552)      (724,152)      (1,232,849)    (2,127,624)

INCOME TAX EXPENSE                     -        (47,428)         (15,694)             -

                              ----------     ----------       ----------     ----------
NET LOSS                     $  (648,552)   $  (771,580)     $(1,248,543)   $(2,127,624)
                              ----------     ----------       ----------     ----------


LESS PREFERRED DIVIDENDS        (234,782)       (92,500)        (210,743)       (60,125)
                              ----------     ----------       ----------     ----------
NET LOSS ATTRIBUTABLE TO COMMON
 SHAREHOLDERS                $  (883,334)   $  (864,080)     $(1,459,286)   $(2,187,749)
                              ==========     ==========       ==========     ==========


PER SHARE AMOUNTS:
Net loss                     $     (0.08)   $     (0.12)     $     (0.19)   $     (0.50)
Net loss attributable to
 common shareholders         $     (0.10)   $     (0.14)     $     (0.23)   $     (0.51)

     See accompanying notes to consolidated financial statements.



                        BALTIC INTERNATIONAL USA, INC.
                Consolidated Statements of Shareholders' Equity


                                         Preferred Stock
                                  Series A             Series B         Common stock
                                  --------             --------         ------------
                                Shares      Amount    Shares    Amount       Shares        Amount
                                ------      ------    ------    ------       ------        ------
Balance, January 1, 1995             -   $        -      -    $       -    2,919,400    $  29,194
Common shares issued                                                       2,722,841       27,228
Debt converted to
 common stock                                                                116,000        1,160
Debt converted to
 preferred stock               123,000    1,230,000
Collection of stock
 subscription
 receivable
Net loss
Dividends on preferred
 stock
                               -------    ---------    ---    ---------    ---------      -------
Balance, December 31,
 1995                          123,000    1,230,000      -            -    5,758,241       57,582

Shares issued:
 Common stock                                                                580,078        5,801
 Preferred stock                                        50    1,250,000
Preferred stock
 converted to common
 stock                                                 (16)    (400,000)     657,576        6,576
Debt converted to
 common stock                                                                306,213        3,062
Discount on debt
 issued
Deferred compensation
 on options granted
Net loss
Dividends on preferred
 stock
                               -------    ---------    ---    ---------    ---------      -------
Balance, December 31,
 1996                          123,000    1,230,000     34      850,000    7,302,108       73,021

Common shares issued                                                       7,040,294       70,403
Preferred stock
 converted to common
 stock                                                 (16)    (400,000)   1,018,861       10,189
Purchase of treasury
 shares
Reissuance of treasury
 shares
Net loss
Dividends on preferred
 stock
                               -------    ---------    ---    ---------   ----------      -------
Balance, September 30,
 1997 (unaudited)              123,000   $1,230,000     18    $ 450,000   15,361,263     $153,613
                               =======    =========    ===    =========   ==========      =======


     See accompanying notes to consolidated financial statements.

                           BALTIC INTERNATIONAL USA, INC.
                   Consolidated Statements of Shareholders' Equity
                                 (Continued)


                                Stock          Additional
                             subscriptions      paid-in      Accumulated      Treasury
                              receivable        capital        deficit         stock        Total
                              ----------        -------        -------         -----        -----
Balance, January 1, 1995      $        -    $ 5,760,123    $ (6,774,490)    $        -    $ (985,173)
Common shares issued            (109,000)     2,886,783                                    2,805,011
Debt converted to
 common stock                                   143,840                                      145,000
Debt converted to
 preferred stock                                (86,863)                                   1,143,137
Collection of stock
 subscription
 receivable                      109,000                                                     109,000
Net loss                                                     (2,127,624)                  (2,127,624)
Dividends on preferred
 Stock                                                          (60,125)                     (60,125)
                                --------     ----------     -----------     ----------    ----------
Balance, December 31,
 1995                                  -      8,703,883      (8,962,239)             -     1,029,226

Shares issued:
 Common stock                                   693,436                                      699,237
 Preferred stock                               (159,800)                                   1,090,200
Preferred stock
 converted to common
 stock                                          409,958                                       16,534
Debt converted to
 common stock                                   137,605                                      140,667
Discount on debt
 Issued                                           9,987                                        9,987
Deferred compensation
 on options granted                             110,334                                      110,334
Net loss                                                     (1,248,543)                  (1,248,543)
Dividends on preferred
 Stock                                                         (210,743)                    (210,743)
                                --------     ----------     -----------     ----------    ----------
Balance, December 31,
 1996                                  -      9,905,403     (10,421,525)             -     1,636,899

Common shares issued                          2,624,244                                    2,694,647
Preferred stock
 converted to common
 stock                                          440,817                                       51,006
Purchase of treasury
 Shares                                                                       (292,300)     (292,300)
Reissuance of treasury
 Shares                                          20,754                         44,579        65,333
Net loss                                                       (648,552)                    (648,552)
Dividends on preferred
 Stock                                                         (234,782)                    (234,782)
                                --------     ----------     -----------     ----------    ----------
Balance, September 30,
 1997 (unaudited)             $        -    $12,991,218    $(11,304,859)    $ (247,721)   $3,272,251
                                ========     ==========     ===========     ==========    ==========

     See accompanying notes to consolidated financial statements.



                         BALTIC INTERNATIONAL USA, INC.
                      Consolidated Statements of Cash Flows


                                      Nine Months Ended
                                         September 30,         Year Ended December 31,
                                      ------------------       -----------------------
                                   1997            1996            1996            1995
                                (unaudited)     (unaudited)

Cash flows from operating
 activities:
 Net loss                      $  (648,552)    $  (771,580)    $(1,248,543)    $(2,127,624)
 Noncash adjustments:
  Net equity in (earnings) and
   losses of:
   BIA                                   -         612,385         812,385       3,440,445
   Other joint operations         (354,337)       (376,657)       (420,467)       (369,223)
  Depreciation and amortization     26,882          28,071          35,474          19,678
  Amortization of debt costs and
 discount                          161,292          15,924          42,806          92,070
  Deferred compensation expense          -           7,257          66,753         190,145
  Gain on sale of assets           (62,510)       (297,200)       (297,200)              -
  Change in current assets and
   liabilities:
   Accounts receivable             (69,739)      1,010,107         143,368        (108,540)
   Prepaid and other               108,387         (70,531)       (174,733)         41,948
   Inventory                      (132,684)        (41,973)        (33,476)         (8,066)
   Accounts payable and accrued
    liabilities                    136,570        (322,655)       (135,943)        337,253
   Commitments for guarantees      (75,000)       (798,146)       (873,146)      1,019,521
                                  --------      ----------      ----------      ----------
    Net cash provided by (used
     by) operating activities     (909,691)     (1,004,998)     (2,082,722)      2,527,607
                                  --------      ----------      ----------      ----------

Cash flows from investing
 activities:
 Investment in and advances to
  joint operations                (375,866)     (2,012,411)     (3,025,009)     (6,070,445)
 Distributions and repayments
  from joint operations            110,957         203,738         206,208         282,999
 Proceeds from sale of assets            -         745,970       1,700,000               -
 Proceeds from repayment of Air
  Baltic subordinated debt               -         290,000         290,000               -
 Acquisition of net assets of
  ADC, net of $38,882 cash               -               -               -         (29,954)
 Acquisition of property and
  equipment                         (2,212)         (1,769)         (5,299)         (7,858)
                                  --------      ----------      ----------      ----------
    Net cash used by investing
     activities                   (267,121)       (774,472)       (834,100)     (5,825,258)
                                  --------      ----------      ----------      ----------

Cash flows from financing
 activities:
 New borrowings                     55,000         500,000       2,294,944       1,066,000
 Repayment of debt and long-term
  obligations                     (431,971)       (155,000)       (232,229)       (264,712)
 Deferred lease credit                   -               -               -         (85,659)
 Issuance of stock, net of
  related costs                  2,725,394       1,439,452       1,183,737       2,652,005
 Purchase of treasury stock       (292,300)              -               -               -
 Preferred dividends paid                -         (84,625)        (84,625)        (29,500)
                                ----------      ----------      ----------      ----------
    Net cash provided by
     financing activities        2,056,123       1,699,827       3,161,827       3,338,134
                                ----------      ----------      ----------      ----------

Net increase (decrease) in cash
 and cash equivalents              879,311         (79,643)        245,005          40,483
Cash and cash equivalents,
 beginning of period               384,245         139,240         139,240          98,757
                                ----------      ----------      ----------      ----------
Cash and cash equivalents, end of
 period                        $ 1,263,556     $    59,597     $   384,245     $   139,240
                                ==========      ==========      ==========      ==========

     See accompanying notes to consolidated financial statements.

                        BALTIC INTERNATIONAL USA, INC.
                 Notes to Consolidated Financial Statements

NOTE 1 - BUSINESS OPERATIONS AND CURRENT FINANACIAL CONDITION

Business operations

Baltic International USA, Inc. (the "Company" or "BIUSA"), a Texas corporation, was organized on March 1, 1991 to identify, form and participate in aviation-related and other business ventures in the former Soviet Union.

The Company initially pursued its plans to participate in airline service in Latvia through a 49% interest in a newly formed start-up airline - Baltic International Airlines ("BIA"), a limited liability company registered in the Republic of Latvia. The Company made significant investments in and advances to BIA which has incurred losses of approximately $12,700,000 from inception through December 31, 1996. On October 1, 1995, the routes and passenger service operations of BIA were transferred as part of its capital contribution to a new Latvian carrier, Air Baltic Corporation SIA ("Air Baltic"). The Company currently owns a 8.02% interest in Air Baltic, after the sale of 12% of Air Baltic stock in January 1996 discussed in Note 4. As discussed in Note 4, BIA has no current operations and the Company is currently in the process of restructuring its investment in BIA. BIA has not conducted any substantive business operations since October 1995.

The Company is also engaged in providing services to Air Baltic and other airlines through its interest in Riga Catering Services ("RCS"), a Riga, Latvia-based aviation catering company. In 1996, the Company transferred its catering operations of Baltic Catering Services ("BSC") to RCS. The Company will expand its catering operations through its 51% interest in AIRO Catering Services ("AIRO"). The Company also serves as a cargo marketer to Air Baltic and other airlines through its wholly owned subsidiary, Baltic World Air Freight ("BWAF"). American Distributing Company ("ADC"), a wholly owned subsidiary, began operations on December 1, 1995 as a food and beverage distribution company. The Company's current active operations consist of these operations.

Financial condition

Management believes that results of operations of the Company have been and will continue to be affected by various factors typically encountered by businesses in the start-up phase. The Company's success depends upon many factors that are beyond the Company's immediate control, including market acceptance of its business ventures, competition, economic and political factors, seasonality and the ability to obtain additional capital.

The Company requires substantial capital to pursue its operating strategies.
To date, the Company has relied upon net cash provided by financing activities to fund its capital requirements. There can be no assurance that the Company's business interests will generate sufficient cash in future periods to satisfy its capital requirements.

The Company's operations have been insufficient as a source of funds to meet the Company's capital requirements and other liquidity needs. The majority of the borrowings for 1996 consists of a loan in the amount of $2,000,000 that the Company entered into in November 1996. This loan was refinanced in October 1997, is due in January 1999 and is secured by an option agreement that the Company entered into with Scandinavian Airlines Systems Denmark-Norway-Sweden ("SAS") in which the Company has the right to put the shares that it owns of Air Baltic to SAS for $2,144,333 during the period from June 1, 1997 to February 28, 1999. Under this option agreement, SAS has the right to call the Company's Air Baltic shares for a price ranging from $3,329,962 to $5,089,012 during the same period. Should the Company be unable to refinance this note in the future, it will exercise its right to put its share to SAS and use the proceeds to partially repay this loan.

Management believes that the Company will be able to achieve a satisfactory level of liquidity to meets its business plan and capital needs for the next twelve months. The historical earnings of the Company have been directly affected by the losses of BIA. The Company does not anticipate any further advances to BIA which would adversely impact earnings.

In the event that inflation or other factors were to increase the cost of doing business in Latvia, or if a change in the political or economic climate occurred, many perceived business opportunities based on cost advantage may not be available. Political stability in Latvia remains dependent, in part, on political events in neighboring republics. Accordingly, unforeseeable and uncontrollable costs and political factors could adversely affect operations and the Company's ability to implement its business strategy.

The Company has supplemented cash flow through the issuance of stock and borrowings. From January through March 1995, the Company issued $800,000 in bridge financing notes payable, pursuant to which warrants to purchase 80,000 shares of common stock of the Company at $1.00 per share were issued. In the third quarter of 1995, the Company issued additional warrants to purchase an aggregate of 160,000 shares to consultants for services rendered. These warrants are exercisable for $1.00 per share and expire in August 2000. Effective June 30, 1995, an aggregate principal amount of $1,185,000 of bridge notes payable was converted to 118,500 shares of Convertible Redeemable Series A Preferred Stock and $145,000 in short-term debt was converted into 116,000 shares of common stock. In September 1995, an additional $45,000 of bridge notes was converted to 4,500 shares of Convertible Redeemable Series A Preferred Stock. Of the conversions to Convertible Redeemable Series A Preferred Stock, notes payable of an aggregate amount of $535,000 was converted by officers and directors of the Company. Also during 1996 and 1995, the Company received proceeds of $93,537 and $2,914,011, respectively, relating to the issuance of 169,149 and 2,722,841 shares of common stock, respectively, pursuant to private sales and the exercise of outstanding stock options. Additionally in 1996, the Company issued 410,929 shares of common stock for payment of accounts payable of $401,001. In February and March 1996, the Company issued 50 shares of Series B Convertible Redeemable Preferred Stock for net proceeds of $1,090,200. The Company believes it has sufficient ability to obtain additional financing from key officers, directors and certain investors.

The above factors have adversely affected the Company's capital resources and liquidity and raise substantial doubt about the Company's ability to continue as a going concern as of September 30, 1997 and December 31, 1996. However, as discussed in Note 5, in October 1997, the Company refinanced its $2,000,000 loan to a maturity date of January 29, 1999. Management believes that the refinancing of the debt along with the Company's equity financing completed during the third quarter discussed in Note 7 and the sale of 5% of AIRO to LSG Lufthansa Services/Sky Chefs discussed in Note 4 should enable the Company to fund its capital obligations and meet its liquidity needs for the next twelve months. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded assets or other adjustments should the Company be unable to continue as a going concern.

Interim financial information

The accompanying unaudited consolidated financial statements have been prepared by the Company and include all adjustments which are, in the opinion of management, necessary for a fair presentation of financial results for the nine months ended September 30, 1997 and 1996, pursuant to the rules and regulations of the Securities and Exchange Commission. All adjustments and provisions included in these consolidated statements are of a normal recurring nature.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (BWAF and ADC). All significant intercompany accounts and transactions have been eliminated. The Company accounts for its investment in the joint operations other than Air Baltic, BIA and Lithuanian Aircraft Maintenance Corporation ("LAMCO") using the equity method. The Company's interest in Air Baltic is accounted for using the cost method because the Company owns only 8.02% of Air Baltic and has no control, voting or otherwise, over Air Baltic. The Company's interest in BIA is accounted for using the cost method because BIA has no current operations and the Company is currently in the process of restructuring its investment including the anticipated liquidation of BIA.

Revenue recognition

Revenues are recognized when earned and expenses are recognized when the goods and services are acquired or provided. Sales commissions were earned when transportation on BIA was provided. In 1995, the Company deferred recognition of revenues earned from BIA due to the uncertain collectibility of such revenues.

Property, equipment and depreciation

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

Debt issuance costs

Debt issuance costs are amortized using the interest method until the maturity date of the related note payable.

Goodwill

Goodwill results from the acquisition of the remaining 50% interest in BWAF and the acquisition of the Miller distribution rights in Riga, Latvia by ADC. Goodwill is amortized over ten years.

Long-lived assets

In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted SFAS No. 121 on January 1, 1996. SFAS No. 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's adoption of SFAS No. 121 did not materially impact the results of operations.

Income taxes

Deferred income taxes result from temporary differences between the financial statements and tax basis of assets and liabilities (see Note 6).

Loss per common share

Net loss per common share is computed using the weighted average number of common shares outstanding. The weighted average number of shares for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995 were 8,423,048, 6,215,284, 6,461,561 and 4,273,858, respectively.
Common equivalent shares from stock options and warrants are included in the computation if dilutive.

Stock warrants and options are considered to be dilutive for earnings per share purposes if the average market price during the period ending on the balance sheet date exceeds the exercise price and the Company had earnings for the period.

The FASB issued SFAS No. 128, Earnings Per Share, which establishes the disclosure requirements of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings. This pronouncement is effective for periods ending December 15, 1997. The Company has not determined the impact of this statement on the earnings per share amounts computed for 1997 or 1996, but does not believe it will be significant.

Statement of cash flows

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Substantially all of the Company's assets and revenue sources are heavily concentrated in Latvia and Lithuania. Failure of the Company's subsidiaries and joint operations to perform up to the terms of its obligations due to economic or political circumstances would result in a material credit risk to the Company.

At September 30, 1997 and December 31, 1996, the Company's cash in financial institutions exceeded the federally insured deposits limit by $1,108,735 and $200,830, respectively.

Foreign currency translation

The functional currency of the Company's subsidiaries and joint operations, except for AIRO, is the Latvian Lat. A portion of the Company's operations are conducted in convertible foreign currencies and are translated into U.S. dollars at average current rates during each period reported. Foreign currency transaction gains and losses are included in net income. Net exchange gains or losses resulting from the translation of assets and liabilities are accumulated as a separate component of joint venture partners' equity. There were no such gains or losses on the Company's consolidated balance sheet as of September 30, 1997 or December 31, 1996.

Reclassifications

Certain prior year amounts have been reclassified to conform to 1997 consolidated financial statement presentation.

NOTE 3 - CONSOLIDATED SUBSIDIARIES

American Distributing Company

ADC, a wholly owned subsidiary of BIUSA, distributes Miller, Bartles & Jaymes, Gulf Pacific Rice and various staple food products in the Baltic States. This business commenced in December 1995, as a successor to the Company's distribution activities which began in 1993. The Company has a distribution system and offices in Riga, Latvia. ADC is currently negotiating for the distribution of other food products, has opened a new office in Vilnius, Lithuania and has plans to open an office in Tallinn, Estonia.

Baltic World Air Freight

On September 5, 1992, the Board of Directors of the Company approved the formation of a joint operation to market and operate the air cargo services of BIA and serve as the cargo sales agent for BIA. On September 11, 1992, BWAF was formed as a California partnership, in which the Company owned a 50 percent partnership interest. In October 1994, the Company purchased the remaining 50% interest in BWAF for approximately $165,000. The acquisition was accounted for using the purchase method of accounting. In 1995 and 1996, the Company issued an aggregate of 174,000 shares of common stock in satisfaction of the purchase. The results of operations of BWAF have been combined with those of the Company effective October 1, 1994. Currently, BWAF has cargo market agreements with Air Baltic and Austrian Airlines.


NOTE 4 - INVESTMENTS IN AND ADVANCES TO JOINT OPERATIONS

The investment in and advances to joint operations are as follows:

                                           September 30,      December 31,
                                               1997             1996
Joint operations accounted for using
cost method:
airBaltic                                   $1,918,000       $1,918,000
BIA                                          1,200,690        1,186,824
LAMCO                                           40,000           40,000
                                             ---------        ---------
Subtotal                                     3,158,690        3,144,824
                                             ---------        ---------
Joint operations accounted for using
equity method:
BCS                                             44,298           43,097
AIRO                                           720,022          110,956
RCS                                            226,942          147,898
                                             ---------        ---------
Subtotal                                       991,262          301,951
                                             ---------        ---------
Total                                       $4,149,952       $3,446,775
                                             =========        =========


Joint operations at cost -

Air Baltic Corporation

On August 29, 1995, a Joint Venture Agreement was signed between the Company, the Republic of Latvia ("Latvia"), SAS, Investeringsfonden for Ostlandene (the Investment Fund for Central and Eastern Europe - "IO") and Swedfund International AB ("Swedfund") (collectively, the "Parties"), for the establishment of a Latvian national airline, Air Baltic Corporation.

Upon completion of the Joint Venture Agreement, as amended on November 27, 1995, Air Baltic had a share capital of $11.7 million consisting of $3.4 million cash and $8.3 million other assets including real estate, with the following ownership percentages: Latvia - 51.07%, the Company - 20.02%, SAS - 16.51%, IO - 6.2% and Swedfund - 6.2%. The Company obtained its 20.02% interest based on its cumulative-to-date investments in and advances to BIA. The Joint Venture Agreement provides that supplemental funding in the amount of $4.0 million for working capital as necessary, will be provided by the Nordic Investment Bank, or a similar financial institution.

Furthermore, the Parties agreed to provide subordinated debt loans as necessary to Air Baltic, totaling approximately $10.1 million, of which the Company's portion was $290,000. In January 1996, SAS assumed the Company's $290,000 portion of the subordinated debt. The Company has agreed to pay all aviation-related payables of BIA as of November 27, 1995.

On January 10, 1996, the Company sold 12% of Air Baltic stock to SAS for $1.7 million in cash and the assumption by SAS of the Company's future debt funding obligation to Air Baltic of $2,175,000. The Company retains an 8.02% interest in Air Baltic. A gain of approximately $297,000 was recognized on the sale of the Air Baltic stock included in other income in 1996.

In October 1997, the Company contributed an additional $226,333 of capital to Air Baltic.

Summarized financial information for Air Baltic is as follows (100%):

                                           September 30,      December 31,
                                               1997             1996

Current assets                             $ 6,926,000      $11,372,000
Noncurrent assets                           15,748,000       15,986,000
                                            ----------       ----------
Total assets                               $22,674,000      $27,358,000
                                            ==========       ==========

Current liabilities                        $ 5,928,000      $ 8,768,000
Noncurrent liabilities                      17,125,000       16,536,000
Equity                                        (379,000)       2,054,000
                                            ----------       ----------
Total liabilities and equity               $22,674,000      $27,358,000
                                            ==========       ==========


                                                                     From
                    Nine Months Ended         Year Ended      October 1, 1995 to
                    September 30, 1997    December 31, 1996    December 31, 1995

Revenues               $26,152,000          $ 24,399,000         $ 2,081,000
Loss from operations    (3,344,000)          (13,325,000)         (3,473,000)
Net loss                (4,270,000)          (17,245,000)         (4,693,000)

Management believes that the Company's recorded investment in Air Baltic will be recovered through Air Baltic's future operations and/or the option agreement discussed in Note 1.

Baltic International Airlines

The Company entered into a joint venture agreement with the Latvian Civil Aviation Department, an agency of the Government of Latvia (the "Latvian Partner"), on June 6, 1991 to create BIA as a limited liability company in the Republic of Latvia. The Company currently owns a 49% interest in BIA.

As discussed in Note 1, BIA has experienced significant losses which have been recognized in the Company's financial statements through a reserve of its investment in BIA. In conjunction with the transfer of BIA's passenger service operations to Air Baltic, the Company entered into negotiations with its partner to restructure BIA and obtain full ownership. The Company also made advances on behalf of BIA in 1996 to facilitate the termination of operations of BIA. Management believes that the Company's remaining recorded investment in BIA will be recovered through liquidation of its remaining assets. The Company believes that maintaining BIA's airline certification is beneficial to BIUSA.

Lithuanian Aircraft Maintenance Corporation

On September 28, 1995, the Company entered into a joint operation with a joint stock company, Siauliai Aviacija, presently 100% owned by the Ministry of Transportation of the Republic of Lithuania and the Municipality of Siauliai City for the establishment of an aircraft maintenance facility. The joint operation is a Lithuanian closed stock company which will operate under the name Lithuanian Aircraft Maintenance Corporation ("LAMCO"). The Company has the right to own up to 50% of LAMCO. The Company's initial investment totaled $40,000 for 2.8% of LAMCO. Further purchases of shares are anticipated as the business plans for the operating entities of LAMCO are concluded. Siauliai Aviacija owns 96.7% of LAMCO and 0.25% is owned by the Municipality of Siauliai City. The Company will have the right to recommend the general manager, chief financial officer and department heads for approval by LAMCO's board for a period of 10 years. The Company will also have the authority to negotiate a line of credit for LAMCO. The Company does not expect LAMCO to be fully operational until 1998, if at all.

Joint operations using equity method -

A condensed summary of the financial position (100% basis) of the combined joint operations accounted for using the equity method of accounting is as follows:

                                           September 30,     December 31,
                                               1997             1996

Current assets                              $  765,074       $  641,263
Property and other assets, net               1,535,182          551,105
                                             ---------        ---------
Total assets                                $2,300,256       $1,192,368
                                             =========        =========

Current liabilities                         $  591,768       $  518,345
Other liabilities                                    -          195,540
Stockholders' equity                         1,708,488          478,483
                                             ---------        ---------
Total liabilities and stockholders'
 equity                                     $2,300,256       $1,192,368
                                             =========        =========

A summary of the results of operations of the combined joint operations accounted for using the equity method of accounting is as follows:

Combined 100% Basis:

                                Nine Months Ended     Year Ended December 31,
                               September 30, 1997       1996            1995
Operating revenues               $ 2,267,316        $ 2,815,525    $ 11,102,871
Income (loss) from operations    $   695,738        $ 1,098,275    $ (7,042,533)
Earnings (loss)                  $   901,860        $   950,062    $ (3,436,175)

Company Percentage Interest:

                                Nine Months Ended     Year Ended December 31,
                               September 30, 1997       1996            1995
Operating revenues               $   934,925        $ 1,240,176    $  5,463,826
Income (loss) from operations    $   270,883        $   482,003    $ (3,443,694)
Earnings (loss)                  $   354,337        $   420,467    $ (2,515,449)

The above amounts for the year ended December 31, 1995 include the scheduled passenger carrier service operations of BIA which was discontinued on October 1, 1995.

AIRO Catering Services and Riga Catering Services

In February 1996, the Company formed AIRO Catering Services with TOPflight AB ("TOPflight"). TOPflight operates kitchens in Malmo, Gothenburg and Stockholm, Sweden. In this joint operation, the Company contributed its management and operational expertise, its partial interest in Riga Catering Services, market knowledge, knowledge of the regional customer base and labor force for a 51% interest, while TOPflight contributed its technical experience in building in-flight kitchens for a 49% interest. AIRO is targeting six airports for in-flight catering development. AIRO is accounted for using the equity method as certain provisions of the partnership agreement result in the Company not having control of AIRO.

In December 1997, the Company entered into a share purchase and shareholder agreement with LSG Lufthansa Services/Sky Chefs ("LSG"). The primary purpose of the agreement is to identify AIRO as the vehicle for the development of new LSG in-flight kitchens in Eastern Europe and the Republics of the former Soviet Union. Under the agreement, the Company sold 5% of its 51% ownership of AIRO in return for the LSG commitments and $600,000 in cash. Following the share purchase, the Company controls 46% of AIRO and LSG controls 54%. The agreement provides that the Company will remain as the day-to-day operating partner of AIRO, and AIRO will become part of the worldwide network of LSG in all aspects consistent with other LSG in-flight catering operations.

On April 2, 1996, the catering operations of BCS were acquired by RCS, previously owned by TOPflight, in exchange for shares in RCS. RCS is currently owned 37.82% by AIRO, 20.68% by the Company and 41.5% by the principals of the Company's partner in BCS.

Summarized financial information for RCS is as follows (100%):

                                   September 30, 1997    December 31, 1996
Current assets                      $     558,126         $     468,989
Noncurrent assets                         408,992               427,836
                                    -------------         -------------
Total assets                        $     967,118         $     896,825
                                    =============         =============

Current liabilities                 $      89,951         $     296,483
Noncurrent liabilities                          -               195,540
Equity                                    877,167               404,802
                                    -------------         -------------
Total liabilities and equity        $     967,118         $     896,825
                                    =============         =============

                                                           Period From
                                  Nine Months Ended       May 1, 1996 to
                                  September 30, 1997     December 31, 1996

Revenues                            $   2,089,271         $   1,937,422
Income from operations                    798,420               813,164
Net income                                820,729               813,164


Baltic Catering Services

BCS was formed on March 26, 1993 as a joint operation between ARVO, Ltd., a Latvian limited liability company, and the Company. On April 2, 1996, the catering operations of BCS were acquired by RCS in exchange for shares in RCS. The business of BCS after the transfer of the catering business to RCS is primarily the operation of the restaurant in the Riga Airport. The Company accounted for the acquisition of its interest in RCS using the purchase method of accounting.

Summarized financial information for BCS is as follows (100%):

                                   September 30, 1997    December 31, 1996
Current assets                      $     105,182         $     124,436
Noncurrent assets                          27,776                65,882
                                    -------------         -------------
Total assets                        $     132,958         $     190,318
                                    =============         =============

Current liabilities                 $      44,362         $     104,124
Equity                                     88,596                86,194
                                    -------------         -------------
Total liabilities and equity        $     132,858         $     190,318
                                    =============         =============


                                Nine Months Ended     Year Ended December 31,
                                September 30, 1997       1996            1995
Operating revenues                $   151,920        $   878,103    $  2,341,881
Income (loss) from operations     $    14,673        $   336,500    $    714,734
Earnings (loss)                   $     2,402        $   333,225    $    727,278

Approximately 68% of the 1996 revenues of BCS were generated prior to the transfer of operations to RCS in April 1996.

Latavio

On September 6, 1995, the Company invested $468,950 for a 25% share of a non-profit state joint-stock company, the Latvian Airlines ("Latavio"). The Company is to provide management expertise by submitting a business plan to restructure Latavio, developing a turnaround strategy, and evaluating other business possibilities in the Baltic area. Subsequent to the investment, the Latvian Economic Court temporarily halted the privatization process and has appointed a thirty party administrator to determine whether Latavio should be restructured outside of the privatization process or, whether privatization should continue. The Company fully reserved the investment as of September 30, 1995.

NOTE 5 - SHORT-TERM DEBT

Short-term debt consists of the following:

                                                   September 30,    December 31,
                                                        1997           1996
Note payable to third parties, secured by put
agreement with SAS on Air Baltic shares and
security interest in all shares of stock owned in
AIRO, interest rate of 13% due at maturity,
refinanced in October 1997                          $  2,000,000    $ 2,000,000
Note payable to an officer and director of the
Company, unsecured, interest rate of 14%, due
upon maturity, repaid in September 1997                        -        250,000
Convertible note payable, unsecured, interest rate
of 10%, due upon maturity, repaid in August 1997               -         88,771
Note payable to a director of the Company,
unsecured, interest rate of 12%, due upon
maturity, repaid in August 1997                                -         10,000
Note payable to bank, unsecured, interest rate of
10.75%, due upon maturity, principal payable July
1996, guaranteed by an officer of the Company             21,800         50,000
Subordinated bridge loan financing, interest
payable quarterly at 10% per annum, secured by
warrants to purchase 175,000 common shares of the
Company, due March 31, 1996                               75,000         75,000
                                                       ---------      ---------
                                                       2,096,800      2,473,771
Less discount on loan financing                          (26,882)      (188,174)
                                                       ---------      ---------
Short-term debt, net                                $  2,069,918    $ 2,285,597
                                                       =========      =========

The Company is in the process of renegotiating the maturity of the subordinated bridge loan financing all notes payable which matured prior to September 30, 1997. Management believes that it will be able to extend the maturity of these loans on terms similar to the previous loans. However, there can be no assurance the Company will be successful in such efforts.

On April 5, 1996, the Company entered into a convertible note agreement in connection with a $250,000 loan to the Company ("Convertible Note"). The holder of the Convertible Note may at any time on or after July 5, 1996 convert the Convertible Note to shares of the Company's common stock at a conversion price equal to the lesser of $1.50 or 70% of the closing bid price per share of common stock on the trading date immediately preceding the date of conversion. On July 11, 1996, the holder of the Convertible Note converted principal of $134,000 and accrued interest to 306,213 shares of common stock. The remaining principal was repaid in August 1997.

On May 16, 1996, the Company entered into a promissory note in connection with a $250,000 loan to the Company from an officer and director of the Company. The lender received warrants to purchase 25,000 shares of the Company's common stock at $0.75 per share. In connection with this renewal, the Company paid a facility fee of $12,500 to the lender. This loan was repaid in September 1997.

On October 2, 1996, the Company entered into a promissory note in connection with a $10,000 loan to the Company from a director of the Company. The lender received warrants to purchase 1,000 shares of the Company's common stock at $0.5625 per share. This loan was repaid in August 1997.

In November 1996, the Company entered into a promissory note in connection with a $2,000,000 loan to the Company. In connection with this promissory note, the Company issued warrants to the lenders to purchase 500,000 shares of the Company's common stock at a price of $0.75 per share. This loan was refinanced in October 1997 as discussed below.

In May 1997, the Company entered into promissory notes in connection with loans to the Company aggregating $40,000 from directors of the Company. The lenders received warrants to purchase on aggregate of 4,000 shares of common stock at $0.50 per share. These loans were repaid in August 1997.

In July 1997, the Company entered into a promissory note with ORESA Ventures N.V. in connection with a $500,000 loan to the Company. Principal and interest at an annual rate of 13% was due the earlier of November 11, 1997 or the date in which the funding of an equity placement in the aggregate amount of $2,500,000 was received by the Company. This loan was repaid in September 1997.

In October 1997, the Company entered into a promissory note with ORESA Ventures N.V., a shareholder of the Company, in connection with a $2,000,000 loan to the Company. Principal and interest at an annual rate of 13% will be due on January 29, 1999. The proceeds from this loan were used to repay the principal of another loan to the Company which was to mature in November 1997. The Company reissued 469,442 shares of its treasury shares to pay the accrued interest of the repaid loan.

NOTE 6 - INCOME TAXES

The components of deferred tax assets consisted of the following:


                                                   September 30,    December 31,
                                                        1997           1996
Deferred tax assets:
 Net operating loss carryforward                    $  2,651,870   $  2,069,455
 Allowance for doubtful accounts                         159,443        159,443
 Deferred compensation                                    89,222         89,222
 Investment in and advances to BIA                     1,071,755      1,347,966
                                                       ---------      ---------
Total deferred tax assets                              3,972,290      3,666,086
                                                       ---------      ---------
Deferred tax liabilities:
 Unremitted earnings of joint operations                 316,119        229,791
 Other                                                    26,708         32,017
                                                       ---------      ---------
Total deferred tax liabilities                           342,827        261,808
                                                       ---------      ---------
Net deferred tax asset before valuation
 allowance                                             3,629,464      3,404,278
Valuation allowance                                   (3,629,464)    (3,404,278)
                                                       ---------      ---------
Net deferred tax asset                              $          -    $         -
                                                       =========      =========

Provisions for income taxes in the statements of operations were as follows:


                      Nine Months Ended September 30,    Year ended December 31,
                        1997            1996            1996            1995
Current expense:
 U.S.                 $     -         $     -         $     -         $     -
 Foreign                    -          47,428          15,694               -
Deferred expense            -               -               -               -
Total expense         $     -         $47,428         $15,694         $     -

Differences between the effective income tax rate and the statutory federal income tax rate were primarily the result of expenses deductible for financial reporting purposes that are not deductible for tax purposes.
As of December 31, 1996, the Company had net operating loss carryforwards of approximately $6,100,000 available to offset future taxable income. These carryforwards will expire at various dates beginning in 2009.

NOTE 7 - COMMON STOCK

In August and September 1997, the Company sold an aggregate of 6,250,000 shares of common stock to Celox S.A. and ORESA Ventures N.V. for $2,500,000. In connection with these private placements, the Company issued warrants to purchase 6,250,000 shares at an exercise price of $0.65 per share, which warrants are currently exercisable and expire in August 2002. In connection with the subscription agreements for these private placements, the shareholders have declared their intentions not to offer for resale the shares for at least 24 months from the date of purchase.

In 1992, the Company adopted an Equity Incentive Plan (the "Plan") under which an aggregate of 800,000 shares of common stock may be issued. In December 1995, the board of directors adopted a resolution subject to shareholder approval to increase the number of shares that may be issued under the Plan to 1,500,000 shares. The Plan provides for the grant of options or rights, including incentive stock options and nonqualified stock options to officers, directors, employees and consultants to the Company for the purpose of providing incentive to those persons to work for or provide services to the Company.

The Company accounts for the Plan under APB Opinion No. 25 and the related interpretations. Accordingly, deferred compensation is recorded for stock options based on the excess of the deemed value of the common shares on the date the options were granted over the aggregate exercise price of the options. This deferred compensation is amortized over the vesting period of each option. The Company recorded compensation expense of $0, $48,425, $66,753 and $190,145 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" which if fully adopted requires the Company to record stock-based compensation at fair value. The Company has adopted the disclosure requirements of SFAS No. 123 and has elected to continue to apply the provisions of APB No. 25 to record compensation expense. Had compensation expense for the Plan been determined consistent with SFAS No. 123, the Company's net loss and loss per common share would have been increased to the following pro forma amounts:

                      Nine Months Ended September 30     Year ended December 31,
                        1997            1996            1996            1995
Net loss        As Reported    $ (648,552)    $ (771,580)    $ (1,248,543)    $ (2,127,624)
                Pro Forma        (669,998)      (979,709)      (1,474,865)      (3,595,537)
Loss per common
 share          As Reported         (0.10)         (0.14)           (0.23)           (0.51)
                Pro forma           (0.11)         (0.17)           (0.26)           (0.86)

The resulting pro forma compensation cost may not be representative of that to be expected in future years because the method of accounting under SFAS No. 123 has not been applied to options granted prior to January 1, 1995.

In October 1994, the Company granted options to purchase 225,000 shares of the Company's common stock at $2.875 per share to certain employees of the Company. On June 13, 1995, the Board of Directors voted to reduce the exercise price of those options to $1.125 per share to reflect the value of common stock at that date.

At September 30, 1997, the Company had 11,063,211 shares of common stock reserved for issuance upon exercise of options and warrants, and 472,634 options were available for future grant under the Plan. A summary of changes in outstanding options and warrants is as follows:

                          Nine Months Ended                    Year Ended December 31,
                          September 30, 1997               1996                      1995
                                     Wtd. Avg.                  Wtd. Avg.                  Wtd. Avg.
                         Shares      Ex. Price      Shares      Ex. Price      Shares      Ex. Price
Shares under option,
 beginning of period     589,000     $  1.18        653,616     $  1.10        408,800     $  0.88
Changes during the
 period:
 Granted                 476,700        0.42        160,000        0.67        894,680        0.95
 Canceled                (25,000)       1.53        (55,467)       0.61         (5,333)       0.50
 Exercised               (13,334)       0.50       (169,149)       0.58       (644,531)       0.76
                       ---------                    -------                    -------
Shares under option,
 end of period         1,027,366     $  0.83        589,000     $  1.18        653,616     $  1.10
                       =========                    =======                    =======

Options exercisable      550,666     $  1.18        589,000     $  1.18        619,794     $  1.13
                       =========                    =======                    =======


Shares under warrant,
 beginning of period   1,891,595     $  2.58      1,267,970     $  3.38        751,995     $  4.86
Changes during the
 period:
 Granted               8,144,250        0.64        623,625        0.96        516,000        1.21
 Canceled                      -           -              -           -              -           -
 Exercised                     -           -              -           -            (25)       6.00
                      ----------                  ---------                  ---------
Shares under warrant,
 end of period        10,035,845     $  1.01      1,891,595     $  2.58      1,267,970     $  3.38
                      ==========                  =========                  =========
Warrants exercisable    9,955,845     $  1.00      1,811,595     $  2.63      1,107,945     $  3.66
                      ==========                  =========                  =========

The exercise price of the options and warrants outstanding at September 30, 1997 range from $0.42 to $9.80. The weighted average contractual life of the options and warrants outstanding at September 30, 1997 was 4.3 years and 4.4 years, respectively. The weighted-average grant-date fair value of options and warrants granted during 1996 was $0.37 and $0.40, respectively, and during 1996 was $1.17 and $1.22, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997, 1996 and 1995: risk-free interest rate of 6.5%, 6.5% and 6.5%, respectively expected dividend yield of 0%, 0% and 0%, respectively; expected lives of 5 years, 5 years and 5 years, respectively; expected volatility of 130%, 138% and 138%, respectively.

NOTE 8 - PREFERRED STOCK

Effective June 30, 1995, the Company created its Convertible Redeemable Series A Preferred Stock ("Series A Preferred Stock"), 500,000 shares authorized $10 par value, and issued 123,000 shares thereof upon conversion of $1,230,000 in aggregate principal amount of long-term indebtedness. The Series A Preferred
Stock: (i) is redeemable only at the option of the Company and only during the thirty day period beginning on December 31 and June 30 of each year that the Series A Preferred Stock is outstanding; (ii) is convertible at any time by the holders thereof at the initial conversion price of $2 per share; (iii) carries a liquidation preference of $10 per share; (iv) is non-voting; and (v) accrues cumulative cash dividends per share at an annual rate equal to 10% of the stated value per share, payable in equal quarterly installments. The voting rights of the holders of the Company's common stock will be diluted upon conversion to the Series A Preferred Stock and the holders of the Series A Preferred Stock will have preferential dividend and liquidation rights over the holders of common stock. Furthermore, when and if the Company becomes profitable, the issuance of the shares of Series A Preferred Stock will have a dilutive effect on the per share value of the common stock. The conversion price of the Series A Preferred Stock is adjustable for certain issuances of securities at less than 90% of the conversion price. At September 30, 1997, the conversion price was $0.93 per share.

Effective February 22, 1996, the Company created its Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock"), 70 shares authorized $25,000 stated value per share and $10 par value, and issued 50 shares thereof for net proceeds of $1,090,200 in February and March 1996. The Series B Preferred Stock: (i) is not entitled to receive dividends; (ii) is convertible at any time by the holders thereof on or after the 55th day after the date that the shares were issued at the conversion price of the lesser of $2 per share or 82% of the 5-day average closing bid price of the Company's common stock; (iii) is non-voting; (iv) carried a liquidation preference of $25,000 per share and an amount equal to 10% per annum since the issuance date after payment in full of the Series A Preferred Stock; and (v) is redeemable only at the option of the Company if the conversion price is $0.75 or less per share. In October 1996, the Company amended the conversion price to the lesser of $0.55 per share or 82% of the 5-day average closing bid price of the Company's Common Stock.

During the year ended December 31, 1996, shareholders converted an aggregate of 16 shares of Series B Preferred Stock into 657,576 shares of the Company's common stock. For the nine months ended September 30, 1997 shareholders converted an aggregate of 16 shares of Series B Preferred Stock into 1,018,861 shares of the Company's common stock.

NOTE 9 - RELATED PARTY TRANSACTIONS

The following is a summary of material related party transactions which have occurred during 1997, 1996 and 1995, other than those disclosed elsewhere in the notes to the accompanying financial statements.

Baltic International Airlines

The Company earned management fees, aircraft rental income, and commission income from BIA. Commissions were based upon a percentage of passenger ticket and cargo revenue earned on sales originating outside of Riga. The Company earned $78,845 in such commissions and fees for the year ended December 31, 1995. The Company subleased two Boeing 727 aircraft to BIA for an aggregate of $80,000 per month. For the year ended December 31, 1995, the Company received $480,000 related to the subleases. For the year ended December 31, 1995, the Company charged BIA $611,792 in costs incurred on behalf of BIA, including pilots' salaries, officers' salaries and consulting costs. No revenue was earned by the Company from BIA in 1996 or 1997.

Air Baltic Corporation

The Company managed the interim flight operations of Air Baltic and subleased two western aircraft previously operated by BIA under a wet lease agreement for $1.5 million through December 31, 1995. Additionally in 1995, Air Baltic paid a $1.5 million fee to the Company for services rendered in connection with the training of Latvian cockpit, cabin and ground personnel. The Company earns general sales agency revenue by operating the North American sales and marketing office of Air Baltic. The Company earned $59,000 of such revenue for the year ended December 31, 1996 and $58,500 for the nine months ended September 30, 1997.

BWAF is dependent upon Air Baltic for cargo transportation. Air Baltic purchases goods and services from RCS.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company leases certain equipment and office space under operating leases that expire over the next five years. Rental expense under operating leases was $35,447 and $572,826 for 1996 and 1995, respectively. Future minimum lease payments under noncancelable operating leases as of September 30, 1997 are as follows:

     Three months ended December 31, 1997       $   9,734
     1998                                          31,952
     1999                                           3,027
     2000                                           3,027
     2001                                           1,513
     Total                                      $  49,253

In December 1995, the Company guaranteed certain liabilities of BIA. As of December 31, 1995, the Company accrued $1,019,521 as a commitment to pay these liabilities as the Company signed an agreement to pay these liabilities on behalf of BIA. The expense for these liabilities is included in the Company's reserve of investment in BIA on the 1995 consolidated statement of operations. At September 30, 1997 and December 31, 1996, the Company had $71,375 and $146,375, respectively, remaining accrued for these liabilities.

NOTE 11 - SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental disclosure of noncash transactions are as follows:

                                  Nine Months Ended September 30     Year ended December 31,
                                      1997            1996            1996            1995
Services and expenses contributed
 to BIA                           $       -       $       -       $       -      $  563,815
Conversion of accounts payable to
 equity                              76,791               -         417,535               -
Conversion of notes payable to
 equity                                   -         140,667         140,667       1,288,137
Conversion of preferred stock to
 common stock                       400,000         325,000         400,000               -
Dividends declared and paid in
 subsequent period                  234,782          43,875          89,584          30,625
Discount on debt for warrants             -           9,987           9,987               -
Deferred compensation on options
 exercised and canceled                   -               -         204,699               -
Transfer of RCS shares to
 AIRO.........                       28,434               -               -               -

Supplemental disclosure of
 interest paid                    $  62,238       $  24,243       $  44,459      $   96,771
Supplemental disclosure of income
 taxes paid                       $       -       $       -       $       -      $        -




                                     PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers

     The Restated Articles of Incorporation of the Company ("Restated Articles") provide for indemnification of Directors and Officers in accordance with the Texas Business Corporation Act. Article Nine of the Restated Articles provides as follows:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Article 2.41 under the Texas Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

     Article Eight of the Restated Articles provides as follows:

     A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in A and B, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     D.     Any indemnification under paragraphs A and B of this Article
Eight (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority of the stockholders.

     E. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Eight.

     F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eight.

     H. For purposes of this Article Eight, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eight with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     I. For purposes of this Article Eight, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Eight.

     J. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eight shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The foregoing discussion of the Company's Restated Articles and of the Texas Business Corporation Act is not intended to be exhaustive and is qualified in its entirety by such Restated Articles and statutes, respectively.

Item 25.     Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant. No expenses will be paid by the security holders.

SEC Registration Fee                                 $     3,563
Nasdaq Application and Listing Fee                         7,500
Printing and Engraving Expenses                           10,000
Legal Fees and Expenses                                   50,000
Accounting Fees and Expenses                              80,000
Blue Sky Fees and Expenses                                15,000
Transfer Agent Fees                                        1,000
Miscellaneous                                              7,937
     TOTAL                                           $   175,000

Item 26.     Recent Sales of Unregistered Securities

     Set forth below is certain information regarding securities that the Company has sold in the past three years to directors ("D"), officers ("O"), employees ("E"), consultants ("C"), institutional investors ("I"), affiliates ("A") and non-affiliates ("N").

     In January 1994, the Company issued to Benjamin V. Young (N) and
Richard A. Gibson (N) warrants to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $1.00 per share, in connection with loans made to the Company in an aggregate amount of $150,000.

     In February 1994, the Company issued 3,000 shares of Series A
Preferred Stock, par value $10.00 per share, for $30,000, and issued warrants to purchase 29,999 shares of Common Stock at an exercise price of $1.00 per share to a non-affiliated group of investors, in connection with loans made to the Company in an aggregate amount of $120,000.

     In October and November 1994, the Company issued warrants to purchase an aggregate of 42,500 shares of Common Stock to Messrs. Knauss (D), Davier
(D), Gregory (D), Padegs (D), Boshell (N) and Mosher (N) at an exercise price of $1.00 per share, in connection with loans made to the Company in the aggregate principal amount of $425,000.

     In October 1994, the Company issued options to purchase an aggregate of 250,000 shares to Juris Padegs (D), Ted Reynolds (D), Robert Knauss (D), Homi Davier (D), Paul Gregory (D), James Goodchild (D), Diana Arnett (E), Mehelli Behrana (E), Don Evans (E), Jo Ann Johnson (O), Daniel Solon (E), Blake Mosher (N), Sally Oliver (C), Don Janacek (E) and Tom Glenister (O) at an exercise price of $1.125 per share for services rendered.

     In December 1994, the Company issued warrants to purchase an aggregate of 25,500 shares of Common Stock to Robert Knauss (D), Paul R. Gregory Family Partnership, Ltd. (D), James Goodchild (O), Matthew Weisser
(N), Nalin Sethi (N) and V.K. Sethi (N) at an exercise price of $1.00 per share, in connection with loans made to the Company in the aggregate principal amount of $255,000.

     In January 1995, the Company issued warrants to purchase an aggregate of 50,000 shares of Common Stock to Richard and Elaine Gibson (N) at an exercise price of $1.00 per share, in connection with a loan made to the Company in the principal amount of $500,000.

     In January 1995, the Company issued warrants to purchase 5,000 shares to the Young Family Trust (N) at an exercise price of $1.00 per share in connection with a $50,000 loan to the Company.

     In March 1995, the Company issued warrants to purchase an aggregate of 25,000 shares to Chapman Freeborn (N), Paul R. Gregory Family Partnership, Ltd. (D), and Juris Padegs (D), in connection with loans made to the Company in the aggregate principal amount of $250,000.

     Between March 1995 and May 1996, the Company issued an aggregate of 2,063,285 shares of its Common Stock to various unaffiliated private placement investors for an aggregate amount of $2,225,188.

     In July 1995, the Company issued a warrant to purchase 100,000 shares to Norman Alston (C) for consulting services rendered.

     In August 1995, the Company issued, effective June 30, 1995, an aggregate of 118,500 shares of Convertible Redeemable Series A Preferred Stock ("Series A Preferred Stock") to Messrs. Gibson (N), Davier (O), Knauss (O), Gregory (D), Padegs (D), Mosher (N) and Goodchild (O) and to the Young Family Trust (N) upon conversion of $1,1850,000 in aggregate principal amount of indebtedness.

     In August 1995, the Company issued, effective June 30, 1995, 116,000 shares of Common Stock to T.G. Shown Associates, Inc., the Company's former partner in BWAF, (A) upon conversion of $145,000 in principal amount of short-term debt. In December 1995, April 1996 and May 1996, an additional 29,000, 10,000 and 19,000 shares, respectively, of Common Stock were issued to T.G. Shown Associates, Inc. as part of this conversion of short-term debt.

     In September 1995, the Company issued an aggregate of 4,500 shares of Series A Preferred Stock to Mr. Weisser (N) upon conversion of $145,000 in aggregate principal amount of indebtedness.

     In September 1995, the Company issued warrants to purchase an aggregate of 85,500 shares to Messrs. Sandler (D) and Harrington (C) for consulting services rendered.

     In November 1995, the Company issued warrants to purchase an aggregate of 15,000 shares of Common Stock to Hratch Azadian (E), Don Evans
(E) and Vincent Rodricks (E) at an exercise price of $2.25 per share in connection with services rendered prior to and in connection with their termination with the Company.

     In December 1995, the Company issued warrants to purchase an aggregate of 10,000 shares of Common Stock to Dougal Cameron (N), Robert Knauss (D), the Gregory Family Partnership (D), James Goodchild (O) and Juris Padegs (D) at an exercise price of $1.00 per share in connection with loans made to the Company in the aggregate principal amount of $100,000.

     In December 1995, the Company issued options to purchase an aggregate of 213,000 shares of Common Stock to the Gregory Family Partnership (D), Homi Davier (D), Juris Padegs (D), Ted Reynolds (D), Morris Sandler (D), Dan Solon
(E), Jo Ann Johnson (O), Mehelli Behrana (E), Diana Arnett (E), Don Janacek
(E) and Jean Wilson (E) at an exercise price of $1.375 per share for services rendered.

     In January 1996, the Company issued 21,202 shares of Common Stock to Wall Street Financial Corporation (C) for consulting services rendered.

     In February and March 1996, the Company issued an aggregate of 50 shares of Series B Convertible Redeemable Preferred Stock to a group of unaffiliated private placement investors for an aggregate amount of $1,250,000. This offering was conducted pursuant to Regulation S. In connection with this offering, the Company paid commissions of $156,250 and issued warrants to purchase an aggregate of 78,125 shares to Regal International Capital, Inc. (N), Wheaton Partners (N) and Perseus Holdings, Ltd. (N), the placement agents, at an exercise price of $2.40 per share, which warrants expire in March 2001. From May 1996 to November 1997, the Company issued an aggregate of 1,676,437 shares of Common Stock for the conversion of 32 shares of Series B Preferred Stock.

     In April 1996, the Company issued a convertible note to Eureka Communications, Inc. (N) in connection with a loan to the Company in the original principal amount of $250,000.

     In May 1996, the Company issued warrants to purchase an aggregate of 25,000 shares of Common Stock to Robert Knauss (D) at an exercise price of $0.75 per share in connection with a loan made to the Company in the aggregate principal amount of $250,000.

     Between June 1996 and January 1997, the Company issued an aggregate of 121,961 shares of Common Stock to Robert Knauss (D), James Goodchild (D), David Grossman (O) and Thomas Glenister (O) for services rendered.

     In October 1996, the Company issued warrants to purchase an aggregate of 1,000 shares of Common Stock to Juris Padegs (D) at an exercise price of $0.5625 per share in connection with a loan made to the Company in the aggregate principal amount of $10,000.

     In November 1996, the Company issued warrants to purchase an aggregate of 500,000 shares of Common Stock to various non-affiliated parties at an exercise price of $0.75 per share in connection with loans made to the Company in the aggregate principal amount of $2,000,000. In connection with this loan, the Company paid aggregate commissions of $160,000 to Rauscher Pierce & Clark, Inc. and Rauscher Pierce Refsnes, Inc., the placement agents.

     In April 1997, the Company issued warrants to purchase an aggregate of 20,250 shares of Common Stock to Homi Davier (D) at exercise prices from $0.8438 to $1.1875 per share in connection with a guarantee on a loan made to the Company.

     In April 1997, the Company issued warrants to purchase an aggregate of 160,000 shares of Common Stock to holders of Series B Preferred Stock at an exercise price of $0.75 per share in connection with an agreement with the Company. In connection with this agreement, the Company issued warrants to purchase an aggregate of 107,500 shares to Regal International Capital, Inc.
(N), , the placement agent, at an exercise price of $0.75 per share, which warrants expire in April 2002.

     In May 1997, the Company issued warrants to purchase an aggregate of 4,000 shares of Common Stock to Robert Knauss (D), Paul R. Gregory (D), the Gregory Family Partnership (D), Juris Padegs (D) and Ted Reynolds (D) at an exercise price of $0.50 per share in connection with loans made to the Company in the aggregate principal amount of $40,000.

     In July 1997, the Company entered into a promissory note with ORESA Ventures N.V., an affiliate of Jonas af Jochnick (D), in connection with a $500,000 loan to the Company. Principal and interest at an annual rate of 13% were paid off in September 1997.

     In August and September 1997, the Company sold an aggregate of 6,250,000 shares of common stock to Celox S.A. and ORESA Ventures N.V., affiliates of Jonas af Jochnick (D), for $2,500,000. In connection with these private placements, the Company issued warrants to purchase 6,250,000 shares of Common Stock at an exercise price of $0.65 per share, which warrants are currently exercisable and expire in August 2002.

     In October 1997, the Company entered into a promissory note with ORESA Ventures N.V., an affiliate of Jonas af Jochnick (D), in connection with a $2,000,000 loan to the Company. Principal and interest at an annual rate of 13% will be due on January 29, 1999.

     Unless otherwise indicated above, the issuance of securities was exempt from registration under the Securities Act under Section 4(2) as a transaction by an issuer not involving any public offering. In each instance, the purchaser had a pre-existing relationship with the Company, the offers and sales were made without public solicitation, the certificates bear restrictive legends, and appropriate stop-transfer orders have been given to the transfer agent. No underwriter was involved in the transactions and no commissions were paid.

Item 27.     Exhibits

     The following exhibits are filed as part of this Registration
Statement:

Exhibit No.     Identification of Exhibit

     2.1(2)     Plan and Agreement of Recapitalization
     3.1(a)(2)  Restated Articles of Incorporation
     3.1(b)(2)  Amended Articles of Incorporation
     3.1(c)(2)  Articles of Correction
     3.2(2)     Bylaws
     3.3(2)     Statement of Resolution Establishing and Designating a Series of
                Shares of the Company, Series A Cumulative Preferred Stock,
                $10.00 par value
     3.4(5)     Certificate of Elimination of Shares Designated as Series A
                Cumulative Preferred Stock
     3.5(5)     Certificate of the Designation, Preference, Rights and
                Limitations of Convertible Redeemable Series A Preferred Stock
     4.1(2)     Common Stock Specimen
     5.1(1)     Opinion Regarding Legality
    10.1(2)     Form of August 1993 through January 1994 Loan Documents
    10.2(2)     Form of August 1993 through January 1994 Common Stock Warrants
    10.3(4)     1992 Equity Incentive Plan, as amended
    10.4(2)     Employment Agreement between the Company and Robert L. Knauss
    10.5(2)     Employment Agreement between the Company and Homi M. Davier
    10.6(2)     Employment Agreement between the Company and Michael Pemberton
    10.7(2)     Baltic International Airlines Joint Venture Limited Liability
                Company Agreement between the Latvian Civil Aviation Board and the Company
    10.8(2)     Protocol No. 1 dated July 1991
    10.9(2)     Protocol No. 4 dated May 9, 1992
    10.10(2)     Protocol No. 5 dated July 21, 1992
    10.11(2)     Protocol No. 6 dated February 5, 1993
    10.12(2)     Settlement Agreement between the Company and Latvian Airlines and Ministry of Transportation of the Republic of Latvia
    10.13(2)     Partnership Agreement of Baltic World Air Freight between the
                 Company and T.G. Shown & Associates, Inc.
    10.14(2)     Baltic Catering Limited Liability Company Agreement between the
                 Company and ARVO, Ltd.
    10.15(2)     Assignment to the Company from Baltic World Holdings, Ltd.
    10.16(2)     Baltic Travel Services Joint Venture Agreement between the
                 Company and Chapman Freeborn GmbH
    10.17(2)     Agreement of Representation between the Latvian Civil Aviation
                 Department and the Company
    10.18(2)     DC9 Lease Agreement
    10.19(2)     Letter of Intent between the Company and Northwest Airlines
    10.20(2)     Facilities Lease Agreement
    10.21(2)     Management Services Agreement between the Company and Baltic
                 International Airlines
    10.22(2)     Memorandum of Understanding between the Company and the
                 Department of Air Transport of the Republic of Georgia
    10.23(2)     Maintenance Training Services Agreement
    10.24(2)     Bank Settlement Plan Agreement
    10.25(2)     Letter of Intent regarding lease of Boeing aircraft
    10.26(2)     Extension Agreement regarding lease of Boeing aircraft
    10.27(3)     Lease Agreement for Boeing aircraft
    10.28(3)     Amendment to Lease of Boeing aircraft
    10.29(3)     Baltic Aerospace Interiors Letter of Intent
    10.30(3)     BIUSA/SAS Letter of Intent
    10.31(3)     Lithuania/Northwest Airlines/BIUSA Letter of Intent
    10.32(3)     Assignment Agreement between Baltic World Holdings, Ltd. and the Company
    10.33(3)     Acquisition Agreement with T.G. Shown & Associates, Inc.
    10.34(3)     Memorandum of Understanding between the Company, BIA and SAS
    10.35(3)     Loan Agreement with Charter Bank
    10.36(7)     Air Baltic Joint Venture Agreement
    10.37(10)    Wet Lease Agreement with Air Baltic
    10.38(10)    Articles of Incorporation of LAMCO
    10.39(10)    Memorandum of Understanding with TOPflight
    10.40(10)    Amendment to Air Baltic Joint Venture Agreement
    10.41(8)     Share Purchase Agreement with SAS
    10.42(9)     AIRO Catering Services Joint Venture Agreement
    10.43(9)     Riga Catering Services Shareholders' Agreement
    10.44(10)    Amendment to Articles of Incorporation of LAMCO
    10.45(10)    Statement of the Designation, Preferences, Rights and
                 Limitations of Series B Convertible Redeemable Preferred Stock,
                 as amended
    10.46(12)    Compensatory Plan for Robert Knauss, James Goodchild and David
                 Grossman
    10.47(12)    Promissory Note Agreement with ORESA Ventures N.V.
    11.1(1)      Computation of Per Share Earnings
    16.1(6)      Letter on Change in Certifying Accountant
    16.2(11)     Letter on Change in Certifying Accountant
    23.1(1)      Consent of Counsel (included in Exhibit 5.1)
    23.2(1)      Consent of Arthur Andersen LLP
    23.3(1)      Consent of BDO Seidman, LLP
_____________________
 (1)     Filed herewith.
 (2) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 33-74654-D), as amended, and incorporated herein by reference thereto.
 (3) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 33-86378), as amended, and incorporated herein by reference thereto.
 (4) Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (No. 333-1210), and incorporated herein by reference thereto.
 (5) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, and incorporated herein by reference thereto.
 (6) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated July 14, 1995, and incorporated herein by reference thereto.
 (7) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 29, 1995, and incorporated herein by reference thereto.
 (8) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated January 10, 1996, and incorporated herein by reference thereto.
 (9) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, and incorporated herein by reference thereto.
 (10) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 333-860), and incorporated herein by reference thereto.
 (11) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 30, 1996, and incorporated herein by reference thereto.
(12)` Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, and incorporated herein by reference thereto.

Item 28.     Undertakings

     (a)     The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               i.     To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;
               ii.    To reflect in the prospectus any facts or events
                      arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                      and
               iii. To include any additional or changed material information with respect to the plan of distribution.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of December, 1997.

                                       BALTIC INTERNATIONAL USA, INC.

                                       By     /s/ ROBERT L. KNAUSS
                                              ----------------------------------
                                              ROBERT L. KNAUSS, Chairman of the
                                               Board and Chief Executive Officer


                           ____________________________

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                 Title                             Date


/s/ Robert L. Knauss      Chairman of the Board and Chief   December 19, 1997
-----------------------
ROBERT L. KNAUSS            Executive Officer (Principal
                            Executive Officer)


/s/ James W. Goodchild    President and Chief Operating     December 19, 1997
-----------------------
JAMES W. GOODCHILD            Officer and Director


/s/ David A. Grossman     Chief Financial Officer and       December 19, 1997
-----------------------
DAVID A. GROSSMAN           Corporate Secretary (Principal
                            Financial and Accounting Officer)

/s/ Homi M. Davier        Director                          December 19, 1997
-----------------------
HOMI M. DAVIER


/s/ Paul R. Gregory       Director                          December 19, 1997
-----------------------
PAUL R. GREGORY


/s/ Adolf af Jochnick     Director                          December 19, 1997
-----------------------
ADOLF af JOCHNICK


/s/ Jonas af Jochnick     Director                          December 19, 1997
-----------------------
JONAS af JOCHNICK


/s/ Juris Padegs          Director                          December 19, 1997
-----------------------
JURIS PADEGS


/s/ Ted Reynolds          Director                          December 19, 1997
-----------------------
TED REYNOLDS


/s/ Morris A. Sandler     Director                          December 19, 1997
-----------------------
MORRIS A. SANDLER






                                    EXHIBITS

                               INDEX TO EXHIBITS


Exhibit No.     Description                         Sequentially Numbered Pages

     2.1(2)-     Plan and Agreement of Recapitalization
     3.1(a)(2)-  Restated Articles of Incorporation
     3.1(b)(2)-  Amended Articles of Incorporation
     3.1(c)(2)-  Articles of Correction
     3.2(2)-     Bylaws
     3.3(2)-     Statement of Resolution Establishing and Designating a Series
                 of Shares of the Company, Series A Cumulative Preferred Stock,
                 $10.00 par value
     3.4(5)-     Certificate of Elimination of Shares Designated as Series A
                 Cumulative Preferred Stock
     3.5(5)-     Certificate of the Designation, Preference, Rights and
                 Limitations of Convertible Redeemable Series A Preferred Stock
     4.1(2)-     Common Stock Specimen
     5.1(1)-     Opinion Regarding Legality
    10.1(2)-     Form of August 1993 through January 1994 Loan Documents
    10.2(2)-     Form of August 1993 through January 1994 Common Stock Warrants
    10.3(4)-     1992 Equity Incentive Plan, as amended
    10.4(2)-     Employment Agreement between the Company and Robert L. Knauss
    10.5(2)-     Employment Agreement between the Company and Homi M. Davier
    10.6(2)-     Employment Agreement between the Company and Michael Pemberton
    10.7(2)-     Baltic International Airlines Joint Venture Limited Liability
                 Company Agreement between the Latvian Civil Aviation Board and the Company
    10.8(2)-     Protocol No. 1 dated July 1991
    10.9(2)-     Protocol No. 4 dated May 9, 1992
    10.10(2)-    Protocol No. 5 dated July 21, 1992
    10.11(2)-    Protocol No. 6 dated February 5, 1993
    10.12(2)-    Settlement Agreement between the Company and Latvian Airlines and Ministry of Transportation of the Republic of Latvia
    10.13(2)-    Partnership Agreement of Baltic World Air Freight between
                 the Company and T.G. Shown & Associates, Inc.
    10.14(2)-    Baltic Catering Limited Liability Company Agreement between the Company and ARVO, Ltd.
    10.15(2)-    Assignment to the Company from Baltic World Holdings, Ltd.
    10.16(2)-    Baltic Travel Services Joint Venture Agreement between
                 the Company and Chapman Freeborn GmbH
    10.17(2)-    Agreement of Representation between the Latvian Civil
                 Aviation Department and the Company
    10.18(2)-    DC9 Lease Agreement
    10.19(2)-    Letter of Intent between the Company and Northwest Airlines
    10.20(2)-    Facilities Lease Agreement
    10.21(2)-    Management Services Agreement between the Company and
                 Baltic International Airlines
    10.22(2)-    Memorandum of Understanding between the Company and the
                 Department of Air Transport of the Republic of Georgia
    10.23(2)-    Maintenance Training Services Agreement
    10.24(2)-    Bank Settlement Plan Agreement
    10.25(2)-    Letter of Intent regarding lease of Boeing aircraft
    10.26(2)-    Extension Agreement regarding lease of Boeing aircraft
    10.27(3)-    Lease Agreement for Boeing aircraft
    10.28(3)-    Amendment to Lease of Boeing aircraft
    10.29(3)-    Baltic Aerospace Interiors Letter of Intent
    10.30(3)-    BIUSA/SAS Letter of Intent
    10.31(3)-    Lithuania/Northwest Airlines/BIUSA Letter of Intent
    10.32(3)-    Assignment Agreement between Baltic World Holdings, Ltd.
                 and the Company
    10.33(3)-    Acquisition Agreement with T.G. Shown & Associates, Inc.
    10.34(3)-    Memorandum of Understanding between the Company, BIA and SAS
    10.35(3)-    Loan Agreement with Charter Bank
    10.36(7)-    Air Baltic Joint Venture Agreement
    10.37(10)-   Wet Lease Agreement with Air Baltic
    10.38(10)-   Articles of Incorporation of LAMCO
    10.39(10)-   Memorandum of Understanding with TOPflight
    10.40(10)-   Amendment to Air Baltic Joint Venture Agreement
    10.41(8)-    Share Purchase Agreement with SAS
    10.42(9)-    AIRO Catering Services Joint Venture Agreement
    10.43(9)-    Riga Catering Services Shareholders' Agreement
    10.44(10)-   Amendment to Articles of Incorporation of LAMCO
    10.45(10)    Statement of the Designation, Preferences, Rights and
                 Limitations of Series B Convertible Redeemable Preferred Stock,
                 as amended
    10.46(12)    Compensatory Plan for Robert Knauss, James Goodchild and
                 David Grossman
    10.47(12)    Promissory Note Agreement with ORESA Ventures N.V.
    11.1(1)-     Computation of Per Share Earnings
    16.1(6)-     Letter on Change in Certifying Accountant
    16.2(11)-    Letter on Change in Certifying Accountant
    23.1(1)-     Consent of Counsel (included in Exhibit 5.1)
    23.2(1)-     Consent of Arthur Andersen LLP
    23.3(1)-     Consent of BDO Seidman, LLP
     ________________________
(1)     Filed herewith.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 33-74654-D), as amended, and incorporated herein by reference thereto.
(3) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 33-86378), as amended, and incorporate herein by reference thereto.
(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (No. 333-1210), and incorporated herein by reference thereto.
(5) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, and incorporated herein by reference thereto.
(6) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated July 14 1995, and incorporated herein by reference thereto.
(7) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 29, 1995, and incorporated herein by reference thereto.
(8) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated January 10, 1997, and incorporated herein by reference thereto.
(9) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, and incorporated herein by reference thereto.
(10) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 333-860), and incorporated herein by reference thereto.
(11) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 30, 1996, and incorporated herein by reference thereto.
(12) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, and incorporated herein by reference thereto.